ALEXANDRIA REAL ESTATE EQUITIES, INC. EARNINGS PRESS RELEASE AND SUPPLEMENTAL INFORMATION

FIRST QUARTER ENDED MARCH 31, 2016

Unique Collaborative Science & Technology Campuses in Urban Innovation Clusters

NYSE:**ARE**

Cambridge

Mission Bay/SoMa

New York City

San Diego

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016

CONFERENCE CALL INFORMATION:

Tuesday, May 3, 2016
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

Number: (866) 598-9340 or (480) 293-0665
Confirmation Code: 6909465

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Dean A. Shigenaga
Executive Vice President & Chief Financial Officer
Alexandria Real Estate Equities, Inc.
(626) 578-0777

ALEXANDRIA CENTER® AT KENDALL SQUARE, 50 BINNEY STREET, CAMBRIDGE, GREATER BOSTON

Alexandria Real Estate Equities, Inc. All rights reserved. © 2016

i

Best-in-Class, Unique Urban Office REIT

ALEXANDRIA.
Building the Future of Life-Changing Innovation

52%

OF ARE'S TOTAL ABR FROM INVESTMENT-GRADE TENANTS

75%

Communications & Reporting Excellence
NAREIT Investor CARE Award
2015
Alexandria Real Estate Equities, Inc.
GOLD
Award Winner
Large Cap Equity REITs

UNIQUE COLLABORATIVE SCIENCE AND TECHNOLOGY CAMPUSES IN URBAN INNOVATION CLUSTERS

CLASS A ASSETS AND AAA LOCATIONS

INVESTMENT-GRADE REIT WITH SIGNIFICANT LIQUIDITY

INTERNAL GROWTH

Favorable NNN lease structure with annual rent escalations

Rental rate growth on leasing activity

Rental rate growth on early renewals

EXTERNAL GROWTH

Visible, multiyear, highly leased value-creation pipeline with deliveries in 2016-2018 expected to generate incremental annual NOI in a range from $195 million to $210 million

DISCIPLINED ALLOCATION OF CAPITAL AND PRUDENT MANAGEMENT OF BALANCE SHEET

UNIQUE UNDERWRITING EXPERTISE AND EXPERIENCE

Enable Alexandria to prudently underwrite tenants and strategically capitalize on industry trends

HIGH-QUALITY GROWTH IN CASH FLOWS, FFO PER SHARE, AND NAV PER SHARE AND INCREASING COMMON STOCK DIVIDENDS

BEST-IN-CLASS TRANSPARENCY, QUALITY, AND EFFICIENCY OF DISCLOSURES AND REPORTING

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016

ii

Table of Contents
March 31, 2016

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 7 of the earnings press release for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	iii

Alexandria Real Estate Equities, Inc.
Reports

First Quarter Ended March 31, 2016
Financial and Operating Results

FFO per Share – Diluted, as Adjusted, of $1.34 for 1Q16, up 4.7% over 1Q15
Total Revenues of $216.1 million for 1Q16, up 9.8% over 1Q15
NOI of $145.3 million for 1Q16, up 6.5% over 1Q15

Solid Life Science Industry Fundamentals
Strong Rental Rate Growth on Continued Solid Demand
Disciplined Allocation of Capital
Continued Asset Recycling
Leverage Goals On Track

PASADENA, Calif. – May 2, 2016 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) today announced financial and operating results for the first quarter ended March 31, 2016.

Joel S. Marcus, chairman, chief executive officer, and founder of Alexandria Real Estate Equities, Inc. (“Alexandria”), stated, “We are pleased to start 2016 with a very successful first quarter executed by our best-in-class team.”
Key 1Q16 Highlights:

•	Funds from operations (“FFO”) per share – diluted, as adjusted, of $1.34, up 4.7%, for 1Q16, compared to $1.28 for 1Q15;

•
In 1Q16, Verily, Alphabet Inc.’s life science subsidiary, subleased 407,369 rentable square feet (“RSF”) from Amgen Inc. at 249/259/269 East Grand Avenue in our South San Francisco submarket. The sublease highlights the continued demand from high-quality science and technology companies in our key urban innovation clusters;

•	Executed leases for 388,872 RSF during 1Q16, despite minimal contractual lease expirations in 2016 and our highly pre-leased value-creation pipeline;

•	Rental rate increases of 33.6% and 16.9% (cash basis) for 1Q16 lease renewals and re-leasing of space aggregating 218,342 RSF (included in the 388,872 RSF above);

•	Same property NOI growth of 5.3% and 6.2% (cash basis) for 1Q16, compared to 1Q15;

•	Disciplined allocation of capital to value-creation pipeline of highly leased Class A buildings in urban innovation clusters:

Year of Delivery	RSF	Leased %	Incremental Annual NOI
2016	1,465,977	90%	$75 million to $80 million
2017-2018	2,036,828	72%	$120 million to $130 million
	3,502,805	81%	$195 million to $210 million

•
Recycling estimated proceeds of $104.4 million from disposition of all our investments in Asia in several separate transactions over the next 12 months. Proceeds will be allocated to development of Class A facilities in high value urban innovation clusters

•
In March 2016, we recognized an impairment charge of $29.0 million for two land parcels in India that met the criteria for classification as held for sale in March 2016. As of March 31, 2016, we only had one binding sale agreement related to one land parcel. This land parcel was sold on May 2, 2016, at a sales price of $7.5 million with no gain or loss.

•
On April 22, 2016, our Board of Directors approved the monetization of our remaining real estate investments in Asia. As a result of this decision, we recognized an aggregate impairment charge of $153.0 million to reduce our net book value to fair value less cost to sell for all of our remaining investments in Asia;

•	$2.0 billion of liquidity, including availability on our $304.3 million secured construction loan for 100 Binney Street closed in April 2016;

•	7.4x net debt to adjusted EBITDA – 1Q16 annualized, goal of achieving less than 6.0x;

•	7.2x net debt to adjusted EBITDA – 1Q16 trailing 12 months;

•
Common stock dividend for 1Q16 of $0.80 per common share, up 3 cents, or 4%, over 4Q15; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also importantly retaining capital for reinvestment.

Results	1Q16	1Q15	Change
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted:
In Millions	$97.1	$91.3	$5.7	6.3%
Per Share	$1.34	$1.28	$0.06	4.7%
Net (loss) income attributable to Alexandria’s common stockholders – diluted:
In Millions	$(3.8)	$17.8	$(21.6)	N/A
Per Share	$(0.05)	$0.25	$(0.30)	N/A

Transactions impacting net (loss) income and EPS attributable to Alexandria’s common stockholders:

	Amount		Per share - diluted
(in millions, except per share amounts)	1Q16	1Q15	1Q16	1Q15
Impairment of real estate - rental properties	$—	$14.5	$—	$0.20
Impairment of real estate - land parcels	29.0	—	0.40	—
Preferred stock redemption charge	3.0	—	0.04	—
Net income attributable to NCI	4.0	0.5	0.06	0.01
Total	$36.0	$15.0	$0.50	$0.21
Weighted average shares of common stock outstanding	72.6	71.4

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	1

First Quarter Ended March 31, 2016, Financial and Operating Results
March 31, 2016

Core operating metrics

(In millions)	1Q16	1Q15	Change
Total revenues	$216.1	$196.8	$19.3	9.8%
NOI, including our pro rata share of consolidated and unconsolidated real estate joint ventures	$145.3	$136.4	$8.9	6.5%

•	All tenants:

•	52% of annualized base rent (“ABR”) from investment-grade tenants as of 1Q16

•	Top 20 tenants as of 1Q16:

•	81% of ABR from investment-grade tenants

•	8.2 years weighted average remaining lease term

•
In 1Q16, Verily, Alphabet Inc.’s life science subsidiary, subleased 407,369 RSF at 249/259/269 East Grand Avenue in our South San Francisco submarket from Amgen Inc. The sublease highlights the continued demand from high-quality science and technology companies in our key urban innovation clusters

•	Executed leases for 388,872 RSF during 1Q16, despite minimal contractual lease expirations in 2016 and our highly pre-leased value-creation pipeline:

•	33.6% and 16.9% (cash basis) rental rate increases on lease renewals and re-leasing of space aggregating 218,342 RSF (included in the 388,872 RSF above)

•	Same property NOI growth of 5.3% and 6.2% (cash basis) for 1Q16, compared to 1Q15

•	Occupancy for operating properties in North America of 97.3% as of 1Q16

•	Operating margin at 70% for 1Q16

•	Adjusted EBITDA margin at 65% for 1Q16

External growth: visible, multiyear, highly leased value-creation pipeline

•	Disciplined allocation of capital to value-creation pipeline of highly leased Class A buildings in urban innovation clusters:

Year of Delivery	RSF	Leased %	Incremental Annual NOI
2016	1,465,977	90%	$75 million to $80 million
2017-2018	2,036,828	72%	$120 million to $130 million
	3,502,805	81%	$195 million to $210 million

•	1Q16 commencement of development project:

•	150,000 RSF development project at 505 Brannan Street in our Mission Bay/SoMa submarket; 100% leased to Pinterest, Inc.

Balance sheet

•	$2.0 billion of liquidity, including availability on our $304.3 million secured construction loan for 100 Binney Street closed in April 2016

•	7.4x net debt to Adjusted EBITDA – 1Q16 annualized, with goal of achieving less than 6.0x

•	7.2x net debt to Adjusted EBITDA – 1Q16 trailing 12 months

•	3.3x fixed-charge coverage ratio – 1Q16 annualized

•	3.4x fixed-charge coverage ratio – 1Q16 trailing 12 months

•	Proceeds from sales of investments in life science entities aggregated $10.9 million in 1Q16

•
Repurchased 931,934 outstanding shares of our Series D cumulative convertible preferred stock at an aggregate price of $25.6 million, or $27.49 per share, and recognized a preferred stock redemption charge of $3.0 million in 1Q16

•	Sold an aggregate of 293,235 shares of common stock under our ATM program for gross proceeds of $25.9 million, or $88.44 per share, and net proceeds of approximately $25.3 million in 1Q16

•	$11.1 billion total market capitalization as of 1Q16

•	16% of gross investments in real estate – North America in value-creation pipeline as of 1Q16, with a target range from 10% to 15% as of 4Q16

•	Limited debt maturities through 2018 and well-laddered maturity profile

•	15% unhedged variable-rate debt as a percentage of total debt as of 1Q16

•
Executed additional interest rate swap agreements during 1Q16, with an aggregate notional amount of $500 million, to increase notional hedged variable-rate debt to a minimum of $900 million and $250 million during 2017 and 2018, respectively

LEED certifications

•	57% of our total ABR expected to be generated from LEED projects upon completion of our in-process projects

Subsequent events

•
In April 2016, we closed a secured construction loan with commitments available for borrowing of $304.3 million for our development project at 100 Binney Street in our Cambridge submarket, which bears interest at a rate of LIBOR+200 bps

•	On May 2, 2016, we repaid a $126.0 million secured note payable with an effective interest rate of 6.64%

•	In April 2016, we completed the purchase of the remaining outstanding noncontrolling interest in our 1.2 million RSF campus at Alexandria Technology Square® in our Cambridge submarket for $54 million

•	In April 2016, we completed the sale of 16020 Industrial Drive in our Gaithersburg submarket of Maryland for a sales price of $6.4 million

•
Recycling estimated proceeds of $104.4 million from disposition of all our investments in Asia in several separate transactions over the next 12 months. Proceeds will be allocated to development of Class A facilities in high value urban innovation clusters

•
In March 2016, we recognized an impairment charge of $29.0 million for two land parcels in India that met the criteria for classification as held for sale in March 2016. As of March 31, 2016, we only had one binding sale agreement related to one land parcel. This land parcel was sold on May 2, 2016, at a sales price of $7.5 million with no gain or loss.

•
On April 22, 2016, our Board of Directors approved the monetization of our remaining real estate investments in Asia. As a result of this decision, we recognized an aggregate impairment charge of $153.0 million to reduce our net book value to fair value less cost to sell for all of our remaining investments in Asia

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	2

Incremental Annual NOI by Year of Delivery from Development and Redevelopment Projects
March 31, 2016

TOTAL		2016		2017 & 2018
$195M to $210M	=	$75M to $80M	+	$120M to $130M
RSF		1.5M		2.0M
PERCENTAGE LEASED		90%		72%
INITIAL CASH YIELD		7.1%

(1)
Represents incremental annual NOI upon stabilization of our development and redevelopment projects, including our share of real estate joint venture development projects. Excludes NOI related to spaces delivered and in service prior to March 31, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	3

Disciplined Allocation of Capital and Management of Value-Creation Pipeline
March 31, 2016

2016 Disciplined Allocation of Capital (1)		16% of Gross Investments in Real Estate in North America Value-Creation Pipeline

Manhattan
Mission Bay/
SoMa
URBAN CLUSTERS 89%
3%
27%
25%
Torrey Pines/
UTC
34%
11%
Cambridge
Other

Projects to be delivered by 2017 & 2018
39%
Projects to be delivered by 4Q16
46%
15%
Future Projects in North America

Pre-Leased (2) Percentage of Ground-Up Developments Since January 1, 2009		Ground-Up Developments Commenced & Delivered Since January 1, 2009

Single-Tenant 100% Pre-Leased 2.6M RSF	Multi-Tenant 38% Pre-Leased 2.5M RSF	Average Initial Stabilized Yield 7.9%	Average Initial Stabilized Yield (Cash Basis) 7.6%

(1)	Includes projected construction and acquisitions for the year ending December 31, 2016. Refer to page 44 of our Supplemental Information for additional details.

(2)	Represents average pre-leased percentage at the time development commenced.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	4

Dispositions
March 31, 2016
(Dollars in thousands)

Property/Market/Submarket	RSF/Acres		NOI (1)	Cash NOI (1)		Actual/Estimated Sales Price
Assets held for sale in North America:
16020 Industrial Drive/Maryland/Gaithersburg	71,000	RSF	$1,022	$896	(2)	$6,400
306 Belmont Street and 350 Plantation Street/Greater Boston/Route 495/Worcester	90,690	RSF	$1,557	$1,347	(3)	17,550
Assets held for sale in North America						23,950

Asia assets pending disposition: (4)
Operating properties	1,200,683	RSF	(5)	(5)		113,000
Land parcels	196	acres	(5)	(5)

						$136,950

(1)	Cash NOI excludes straight-line rent and amortization of acquired below-market leases. NOI amounts represent the annualized amounts for 1Q16.

(2)
Property consists of an R&D/Warehouse building acquired in 2005 with minimal capital improvements since acquisition. Buyer intends to make considerable investments in the building including demolition of some of the existing space and re-purposing of its use.

(3)
Non-core properties located outside of our urban innovation clusters. These properties are Class B office buildings leased to non-credit tenants and represent our last investment in Worcester. The internal rate of return over our hold period, including the expected disposition of the asset, is expected to be approximately 8.9%.

(4)
In March 2016, we recognized an impairment charge of $29.0 million for two land parcels in India that met the criteria for classification as held for sale in March 2016. As of March 31, 2016, we only had one binding sale agreement related to one land parcel. This land parcel was sold on May 2, 2016, at a sales price of $7.5 million with no gain or loss. On April 22, 2016, our Board of Directors approved the monetization of our real estate investments in Asia in order to invest capital into our highly leased value-creation pipeline. As a result of this decision, we recognized an aggregate impairment charge of $153.0 million to reduce our net book value to fair value less cost to sell for all of our remaining investments in Asia. In determining the carrying amount for evaluating the real estate for impairment, we considered the cumulative foreign currency translation losses of approximately $32.0 million for our land parcels located in India, and $18.8 million for our rental properties in our India and China submarkets, that will be reclassified to net income only when realized upon sale or disposition. We believe our real estate investments in Asia will be monetized in several separate transactions over the next 12 months.

(5)	See page 51 of our Supplemental Information for operating and balance sheet information related to our real estate investments in Asia.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	5

Guidance
March 31, 2016
(Dollars in thousands, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and other assumptions for the year ending December 31, 2016. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 7.

	Period Recognized					FFO Per Share - Diluted	FFO Per Share - Diluted, As Adjusted
Summary of Key Changes in Guidance	1Q16	April 2016	Total		Per Share
Preferred stock redemption charge	$3,046	$—	$3,046		$0.04	Included	Excluded
Impairment charge related to real estate in Asia:
Land parcels located in India	$28,980	$64,789	$93,769	(1)	$1.29	Included	Excluded
Rental properties	$—	$88,179	$88,179	(1)	$1.21	Excluded	Excluded

EPS and FFO per Share Attributable to Alexandria’s Common Stockholders – Diluted (2)
Earnings per share	$(1.04) to $(0.94)
Add: depreciation and amortization	4.00
Add: impairment of real estate – rental properties	1.21
Other	(0.02)
FFO per share	$4.15 to $4.25
Add: preferred stock redemption charge	0.04
Add: impairment of real estate – land parcels	1.29
Other	(0.02)
FFO per share, as adjusted	$5.46 to $5.56

	2016 Guidance
Key Assumptions	Low	High
Occupancy percentage for operating properties in North America as of December 31, 2016	96.5%	97.1%

Lease renewals and re-leasing of space:
Rental rate increases	14.0%	17.0%
Rental rate increases (cash basis)	6.0%	9.0%

Same property performance:
NOI increase	2.0%	4.0%
NOI increase (cash basis)	3.5%	5.5%

Straight-line rent revenue	$51,000	$56,000
General and administrative expenses	$59,000	$64,000
Capitalization of interest	$45,000	$55,000
Interest expense	$108,000	$118,000

Key Credit Metrics	2016 Guidance
Net debt to Adjusted EBITDA – 4Q annualized	6.5x to 6.9x
Fixed charge coverage ratio – 4Q annualized	3.0x to 3.5x
Value-creation pipeline as a percentage of gross investments in real estate as of December 31, 2016	10% to 15%

	2016 Guidance
Key Sources and Uses of Capital	Low	High	Mid-Point
Sources of capital for construction:
Net cash provided by operating activities after dividends	$115,000	$135,000	$125,000
Debt funding from growth in EBITDA	260,000	240,000	250,000
Internally generated sources	375,000	375,000	375,000
Asset sales (minimum target)	300,000	400,000	350,000
Other capital/sales of available-for-sale equity securities	125,000	125,000	125,000
Total sources/projected construction uses	$800,000	$900,000	$850,000

Sources of capital for acquisitions:
Debt funding from growth in EBITDA	$45,000	$45,000	$45,000
Other capital	105,000	205,000	155,000
Total sources/projected acquisitions uses (3)	$150,000	$250,000	$200,000

Incremental debt (included above):
Issuance of unsecured senior notes payable	$400,000	$550,000	$475,000
Borrowings under secured construction loans	175,000	225,000	200,000
Repayments of secured notes payable	(190,000)	(290,000)	(240,000)
Unsecured senior line of credit/other	(80,000)	(200,000)	(140,000)
Incremental debt	$305,000	$285,000	$295,000

(1)
See footnote 4 on page 5. Also, pursuant to standards established by NAREIT, impairments related to land parcels are included, and impairments related to depreciable properties are excluded, from NAREIT defined FFO.

(2)
In 2016, we expect to amend and extend the maturity date of our $1.5 billion unsecured senior line of credit. Our guidance for the year ending December 31, 2016, excludes the potential loss on early extinguishment of debt related to the write-off of any unamortized loan fees as a result of the amendment.

(3)
Includes acquisition price of 88 Bluxome Street in our Mission Bay/SoMa submarket of San Francisco that we expect to complete in 2H16. Also includes the purchase of the remaining noncontrolling interest outstanding at Alexandria Technology Square® for

$54 million completed in April 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	6

Earnings Call Information and About the Company
March 31, 2016

We will host a conference call on Tuesday, May 3, 2016, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), that is open to the general public to discuss our financial and operating results for the first quarter ended March 31, 2016. To participate in this conference call, dial (866) 598-9340 or (480) 293-0665 and confirmation code 6909465 shortly before 3:00 p.m. ET/noon PT. The audio webcast can be accessed at www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, May 3, 2016. The replay number is (888) 203-1112 or (719) 457-0820, and the confirmation code is 6909465.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the first quarter ended March 31, 2016, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2016q1.pdf.

For any questions, please contact Joel S. Marcus, chairman, chief executive officer, and founder, at (626) 578-9693 or Dean A. Shigenaga, executive vice president and chief financial officer, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is a fully integrated, self-administered, and self-managed urban office real estate investment trust (“REIT”) uniquely focused on world-class collaborative science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $11.1 billion and an asset base in North America of 24.5 million square feet as of March 31, 2016. The asset base in North America includes 18.9 million RSF of operating properties and development and redevelopment projects (under construction or pre-construction) and 5.6 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2016 earnings per share attributable to Alexandria’s common stockholders – diluted, 2016 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, a favorable capital market environment, leasing activity, lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this earnings press release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	7

Consolidated Statements of Income
March 31, 2016
(In thousands, except per share amounts)

	Three Months Ended
	3/31/16		12/31/15	9/30/15	6/30/15	3/31/15
Revenues:
Rental	$158,276		$158,100	$155,311	$151,805	$143,608
Tenant recoveries	52,597		54,956	56,119	49,594	48,394
Other income	5,216		10,899	7,180	2,757	4,751
Total revenues	216,089	(1)	223,955	218,610	204,156	196,753

Expenses:
Rental operations	65,837		68,913	68,846	62,250	61,223
General and administrative	15,188		15,102	15,143	14,989	14,387
Interest	24,855	(2)	28,230	27,679	26,668	23,236
Depreciation and amortization	70,866		72,245	67,953	62,171	58,920
Impairment of real estate	28,980	(3)	8,740	—	—	14,510	(3)
Loss on early extinguishment of debt	—		—	—	189	—
Total expenses	205,726		193,230	179,621	166,267	172,276

Equity in (losses) earnings of unconsolidated real estate joint ventures	(397)		(174)	710	541	574
Gain on sales of real estate – rental properties	—		12,426	—	—	—
Income from continuing operations	9,966		42,977	39,699	38,430	25,051

Loss from discontinued operations	—		—	—	—	(43)
Net income	9,966		42,977	39,699	38,430	25,008
Net income attributable to noncontrolling interests	(4,030)	(4)	(972)	(170)	(263)	(492)
Net income attributable to Alexandria Real Estate Equities, Inc.	5,936		42,005	39,529	38,167	24,516
Dividends on preferred stock	(5,907)		(6,246)	(6,247)	(6,246)	(6,247)
Preferred stock redemption charge	(3,046)		—	—	—	—
Net income attributable to unvested restricted stock awards	(801)		(628)	(623)	(630)	(483)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(3,818)	(3)	$35,131	$32,659	$31,291	$17,786

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted:
Continuing operations	$(0.05)	(3)	$0.49	$0.46	$0.44	$0.25	(3)
Discontinued operations	—		—	—	—	—
Earnings per share – basic and diluted	$(0.05)		$0.49	$0.46	$0.44	$0.25

Weighted-average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders – basic and diluted	72,584		71,833	71,500	71,412	71,366

Dividends declared per share of common stock	$0.80		$0.77	$0.77	$0.77	$0.74

(1)	Decrease in total revenues from 4Q15 is primarily related to a $2.4 million reduction in tenant recoveries due to lower operating expenses and a $3.6 million decrease in investment gains.

(2)
Decrease in interest expense from 4Q15 is primarily related to a reduction of interest expense on our unsecured senior line of credit related to the $453.1 million in sales of partial interest in three Class A assets in December 2015, and an increase in capitalized interest driven by the increase in development activities related to our 3.5 million RSF highly leased value creation pipeline.

(3)	See footnote 4 on page 5.

(4)	Increase in net income attributable to noncontrolling interests is due to the sales described in footnote 2 above.

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Consolidated Balance Sheets
March 31, 2016
(In thousands)

	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Assets
Investments in real estate	$7,741,466	$7,629,922	$7,527,738	$7,321,820	$7,268,031
Investments in unconsolidated real estate joint ventures	127,165	127,212	126,471	121,055	120,028
Cash and cash equivalents	146,197	125,098	76,383	68,617	90,641
Restricted cash	14,885	28,872	36,993	44,191	56,704
Tenant receivables	9,979	10,485	10,124	9,279	10,627
Deferred rent	293,144	280,570	267,954	257,427	243,459
Deferred leasing costs (1)	192,418	192,081	184,798	169,466	159,007
Investments	316,163	353,465	330,570	360,614	283,062
Other assets (1)	130,115	133,312	151,669	145,073	147,979
Total assets	$8,971,532	$8,881,017	$8,712,700	$8,497,542	$8,379,538

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable (1)	$816,578	$809,818	$767,874	$763,844	$753,483
Unsecured senior notes payable (1)	2,031,284	2,030,631	1,734,857	1,734,310	1,733,765
Unsecured senior line of credit	299,000	151,000	843,000	624,000	421,000
Unsecured senior bank term loans (1)	944,637	944,243	943,857	943,463	969,995
Accounts payable, accrued expenses, and tenant security deposits	628,467	589,356	586,594	531,612	645,619
Dividends payable	64,275	62,005	61,340	61,194	58,824
Total liabilities	4,784,241	4,587,053	4,937,522	4,658,423	4,582,686

Commitments and contingencies

Redeemable noncontrolling interests	14,218	14,218	14,218	14,248	14,282

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D cumulative convertible preferred stock	213,864	237,163	237,163	237,163	237,163
Series E cumulative redeemable preferred stock	130,000	130,000	130,000	130,000	130,000
Common stock	729	725	718	717	716
Additional paid-in capital	3,529,660	3,558,008	3,356,043	3,371,016	3,383,456
Accumulated other comprehensive (loss) income	(8,533)	49,191	35,238	83,980	29,213
Alexandria’s stockholders’ equity	3,865,720	3,975,087	3,759,162	3,822,876	3,780,548
Noncontrolling interests	307,353	304,659	1,798	1,995	2,022
Total equity	4,173,073	4,279,746	3,760,960	3,824,871	3,782,570
Total liabilities, noncontrolling interests, and equity	$8,971,532	$8,881,017	$8,712,700	$8,497,542	$8,379,538

(1)
On January 1, 2016, we adopted an accounting standard update that requires debt issuance costs, excluding debt issuance costs associated with a line of credit, to be presented on the balance sheet as a direct deduction from the carrying amount of the related debt liability. Debt issuance costs associated with a line of credit will continue to be presented as an asset. As a result of adopting the accounting standard update, the unamortized deferred financing costs previously classified in deferred leasing and financing costs, aggregating $28.5 million as of March 31, 2016, were classified with the corresponding debt instrument appearing on the consolidated balance sheets and deferred financing costs related to our unsecured senior line of credit, aggregating $10.9 million as of March 31, 2016, were classified in other assets. This accounting standard update was also applied retroactively to all periods presented, as required by the accounting standard update.

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Funds From Operations and Adjusted Funds From Operations
March 31, 2016
(In thousands)

The following table presents a reconciliation of net (loss) income attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria’s common stockholders – basic and diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and adjusted funds from operations (“AFFO”) attributable to Alexandria’s common stockholders – diluted.

	Three Months Ended
	3/31/16	12/31/15		9/30/15		6/30/15	3/31/15
Net (loss) income attributable to Alexandria’s common stockholders	$(3,818)	$35,131		$32,659		$31,291	$17,786
Depreciation and amortization	69,308	72,528		68,398		62,523	59,202
Impairment of real estate – rental properties	—	8,740		—		—	14,510
Gain on sales of real estate – rental properties	—	(12,426)		—		—	—
Allocation to unvested restricted stock awards	(80)	(522)		(698)		(381)	(166)
FFO attributable to Alexandria’s common stockholders – basic and diluted (1)	65,410	103,451		100,359		93,433	91,332
Investment income	—	(7,731)	(2)	(5,378)	(2)	—	—
Impairment of real estate – land parcels	28,980	—		—		—	—
Loss on early extinguishment of debt	—	—		—		189	—
Preferred stock redemption charge	3,046	—		—		—	—
Allocation to unvested restricted stock awards	(358)	85		67		(2)	—
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	97,078	95,805		95,048		93,620	91,332
Non-revenue-enhancing capital expenditures:
Building improvements	(2,318)	(2,025)		(2,404)		(2,743)	(2,278)
Tenant improvements and leasing commissions	(2,475)	(4,436)		(5,499)		(6,429)	(5,775)
Straight-line rent revenue	(12,492)	(13,517)		(12,006)		(14,159)	(10,697)
Straight-line rent expense on ground leases	592	862		(1,245)		510	363
Amortization of acquired below-market leases	(974)	(997)		(3,182)		(1,006)	(933)
Amortization of loan fees	2,792	2,689		2,657		2,921	2,835
Amortization of debt premiums	(86)	(90)		(100)		(100)	(82)
Stock compensation expense	5,439	4,590		5,178		4,054	3,690
Allocation to unvested restricted stock awards	106	141		207		152	118
AFFO attributable to Alexandria’s common stockholders – diluted	$87,662	$83,022		$78,654		$76,820	$78,573

(1)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “NAREIT Board of Governors”) in its April 2002 White Paper and related implementation guidance.

(2)	Includes gross investment gains, primarily from the sale of two public securities in each of 4Q15 and 3Q15, of $12.7 million and $8.7 million, respectively.

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Funds From Operations Per Share and Adjusted Funds From Operations Per Share
March 31, 2016
(In thousands, except per share amounts)

The following table presents a reconciliation of earnings per share attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – diluted. Amounts allocable to unvested restricted stock awards are not material and are not presented separately within the table below. Per share amounts may not add due to rounding.

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
EPS attributable to Alexandria’s common stockholders – basic and diluted	$(0.05)	$0.49	$0.46	$0.44	$0.25
Depreciation and amortization	0.95	1.00	0.95	0.87	0.83
Impairment of real estate – rental properties	—	0.12	—	—	0.20
Gain on sales of real estate – rental properties	—	(0.17)	—	—	—
FFO per share attributable to Alexandria’s common stockholders – basic and diluted (1)	0.90	1.44	1.40	1.31	1.28
Investment income	—	(0.11)	(0.08)	—	—
Impairment of real estate – land parcels	0.40	—	—	—	—
Preferred stock redemption charge	0.04	—	—	—	—
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.34	1.33	1.33	1.31	1.28
Non-revenue-enhancing capital expenditures:
Building improvements	(0.03)	(0.03)	(0.03)	(0.04)	(0.03)
Tenant improvements and leasing commissions	(0.04)	(0.06)	(0.08)	(0.09)	(0.08)
Straight-line rent revenue	(0.17)	(0.19)	(0.17)	(0.20)	(0.15)
Straight-line rent expense on ground leases	0.01	0.01	(0.02)	0.01	0.01
Amortization of acquired below-market leases	(0.01)	(0.01)	(0.04)	(0.01)	(0.01)
Amortization of loan fees	0.04	0.04	0.04	0.04	0.03
Stock compensation expense	0.07	0.07	0.07	0.06	0.05
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.21	$1.16	$1.10	$1.08	$1.10

Weighted-average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – basic and diluted	72,584	71,833	71,500	71,412	71,366

(1)	Calculated in accordance with standards established by the NAREIT Board of Governors in its April 2002 White Paper and related implementation guidance.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	11

SUPPLEMENTAL
INFORMATION

Company Profile
March 31, 2016

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is an urban office REIT uniquely focused on world-class collaborative science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $11.1 billion and an asset base in North America of 24.5 million square feet as of March 31, 2016. The asset base in North America includes 18.9 million RSF of operating properties and development and redevelopment projects (under construction or pre-construction) and 5.6 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A assets clustered in urban science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for its high-quality and diverse tenant base, with approximately 52% of total annualized base rent as of March 31, 2016, generated from investment-grade tenants – a REIT industry-leading percentage. Among our Top 20 tenants, approximately 81% of total annualized base rent as of March 31, 2016, is generated from investment-grade tenants. The impressive quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting skills and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive/senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Our sophisticated management team also includes regional market directors with leading reputations and longstanding relationships within the science and technology communities in their respective urban innovation clusters. We believe that our unparalleled expertise, experience, reputation, and key relationships with the real estate, science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive/senior management team, consisting of 24 individuals, averages more than 24 years of real estate experience, including more than 12 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga
Executive Vice President, Chief Financial Officer & Treasurer
Thomas J. Andrews
Executive Vice President – Regional Market Director – Greater Boston
Jennifer J. Banks
Executive Vice President – General Counsel & Corporate Secretary
Vincent R. Ciruzzi
Chief Development Officer
Peter M. Moglia
Chief Investment Officer
Stephen A. Richardson
Chief Operating Officer & Regional Market Director – San Francisco
Daniel J. Ryan
Executive Vice President – Regional Market Director – San Diego & Strategic Operations

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	13

Investor Information
March 31, 2016

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 396-4828
Pasadena, California 91101	Series D preferred stock: ARE PRD	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE PRE	Web:	www.are.com

Equity research coverage

Alexandria is currently covered by the following research analysts. This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management. Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Bank of America Merrill Lynch	Green Street Advisors, Inc.	Mitsubishi UFJ Securities (USA), Inc.	Robert W. Baird & Co., Incorporated
Jamie Feldman / Jeffrey Spector	Michael Knott / Kevin Tyler	Karin Ford / Steve Shaw	David Rodgers / Richard Schiller
(646) 855-5808 / (646) 855-1363	(949) 640-8780 / (949) 640-8780	(212) 405-7349 / (212) 405-7160	(216) 737-7341 / (312) 609-5485

Barclays Capital Inc.	JMP Securities – JMP Group, Inc.	Mizuho Securities USA Inc.	Standard & Poor’s
Ross Smotrich / Peter Siciliano	Peter Martin / Brian Riley	Richard Anderson / Jieren Huang	Cathy Seifert
(212) 526-2306 / (212) 526-3098	(415) 835-8904 / (415) 835-8908	(212) 205-8445 / (201) 626-1085	(212) 438-9545

Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	RBC Capital Markets	UBS Securities LLC
Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Gene Nusinzon	Michael Carroll / George Clark	Ross Nussbaum / Nick Yulico
(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1041	(440) 715-2649 / (440) 715-2653	(212) 713-2484 / (212) 713-3402

Evercore ISI
Sheila McGrath / Nathan Crossett
(212) 497-0882 / (212) 497-0870

Rating agencies
Moody’s Investors Service	Rating	Standard & Poor’s	Rating
Philip Kibel / Merrie Frankel	Baa2	Fernanda Hernandez / Anita Ogbara	BBB-
(212) 553-4569 / (212) 553-3652	Stable Outlook	(212) 438-1347 / (212) 438-5077	Positive Outlook

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	14

NAV, FFO, and Common Stock Dividends Per Share
March 31, 2016

Growth in NAV Per Share (1)	Growth in FFO Per Share (2)	Growth in Quarterly Common Stock Dividends Per Share

36% Growth
$101.00
$74.00
January 3, 2014
April 1, 2016

(1)	Based upon Real Estate Securities Monthly by Green Street Advisors Inc.

(2)	2016 Projected represents the midpoint of guidance for FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	15

High-Quality, Diversified, and Innovative Tenants
March 31, 2016

Cash Flows from High-Quality, Diversified, and Innovative Tenants

Top 20 Tenants (1)
Solid Lease Duration	Investment-Grade Tenants
8.2	81%
Years	of ABR

All Tenants
High-Quality Tenant Base	Investment-Grade Tenants

Life Science Product, Service, and Device
12%
3%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
Multinational Pharmaceutical & Public Biotechnology
22%
Investment Grade
52%
8%
Private Biotechnology
3%
Office and Tech Office (2)

52%
of ABR

(1)	Represents 48.6% of total ABR.

(2)	Office and tech office space compose 2.3% and 0.7% of total ABR, respectively.

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Class A Assets in AAA Locations
March 31, 2016

High-Quality Cash Flows from Class A Assets in AAA Locations

Focus in Key Locations

New York City
9%
San Francisco
20%
San Diego
15%
5%
Seattle
8%
Maryland
36%
4%
Greater Boston
Research Triangle Park
3%
Other Submarkets

Class A Assets in AAA Locations

75%

of ARE’s Total ABR

% of ARE’s Total ABR

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	17

Occupancy
March 31, 2016

Solid Demand for Class A Assets in AAA Locations
Drives Solid Occupancy

Current Occupancy of Operating Properties Across Key Locations (2)

97.6%
100.0%
99.7%
94.5%
99.2%
95.9%
98.6%
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

Solid Historical Occupancy (1)

95%

Over 10 Years

(1) Average occupancy of operating properties in North America as of December 31 for the last 10 years, and the period ended March 31, 2016. (2) As of March 31, 2016

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	18

Financial and Asset Base Highlights
March 31, 2016
(Dollars in thousands, except for per share amounts)

	Three Months Ended (unless stated otherwise)
	3/31/16		12/31/15	9/30/15	6/30/15	3/31/15
Selected financial data from consolidated financial statements and related information
Total revenues	$216,089	(1)	$223,955	$218,610	$204,156	$196,753
General and administrative expense as a percentage of total assets – trailing 12 months	0.7%		0.7%	0.7%	0.7%	0.7%
General and administrative expense as a percentage of total revenues – trailing 12 months	7.0%		7.1%	7.2%	7.2%	7.3%
Operating margins	70%		69%	69%	70%	69%
Capitalized interest	$12,099	(2)	$8,696	$8,436	$8,437	$10,971
Weighted-average interest rate for capitalization of interest during period	3.60%		3.37%	3.34%	3.45%	3.54%

Gross investments in real estate	$9,118,058		$8,945,261	$8,787,478	$8,526,845	$8,421,861
Investments in unconsolidated real estate joint ventures	$127,165		$127,212	$126,471	$121,055	$120,028
Total assets	$8,971,532		$8,881,017	$8,712,700	$8,497,542	$8,379,538
Gross assets	$10,348,124		$10,196,356	$9,972,440	$9,702,567	$9,533,368
Total unsecured debt	$3,274,921		$3,125,874	$3,521,714	$3,301,773	$3,124,760
Total debt	$4,091,499		$3,935,692	$4,289,588	$4,065,617	$3,878,243
Total liabilities	$4,784,241		$4,587,053	$4,937,522	$4,658,423	$4,582,686

Closing stock price at end of period	$90.89		$90.36	$84.67	$87.46	$98.04
Dividend per share – quarter/annualized	$0.80/$3.20		$0.77/$3.08	$0.77/$3.08	$0.77/$3.08	$0.74/$2.96
Dividend payout ratio for the quarter	60%		58%	58%	59%	58%
Dividend yield – annualized	3.5%		3.4%	3.6%	3.5%	3.0%
Total equity capitalization	$7,008,376		$6,949,924	$6,446,634	$6,640,810	$7,386,128
Total market capitalization	$11,099,875		$10,885,616	$10,736,222	$10,706,427	$11,264,371
Common shares outstanding (in thousands)	72,874		72,549	71,791	71,689	71,545

Net (loss) income attributable to Alexandria’s common stockholders	$(3,818)	(3)	$35,131	$32,659	$31,291	$17,786
FFO attributable to Alexandria’s common stockholders – basic and diluted	$65,410	(3)	$103,451	$100,359	$93,433	$91,332
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$97,078		$95,805	$95,048	$93,620	$91,332
AFFO attributable to Alexandria’s common stockholders – diluted	$87,662		$83,022	$78,654	$76,820	$78,573

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$(0.05)	(3)	$0.49	$0.46	$0.44	$0.25
FFO per share attributable to Alexandria’s common stockholders – diluted	$0.90	(3)	$1.44	$1.40	$1.31	$1.28
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.34		$1.33	$1.33	$1.31	$1.28
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.21		$1.16	$1.10	$1.08	$1.10
(1)    The decrease in total revenues from 4Q15 is primarily related to a $2.4 million reduction in tenant recoveries due to lower operating expenses and a $3.6 million decrease in investment gains.
(2)    The increase in capitalized interest compared to 4Q15 is primarily driven by development activities on our 3.5 million RSF highly leased value-creation pipeline as well as an increase in the weighted-average interest rate for capitalization.
(3)    See “Transactions impacting net (loss) income and EPS attributable to Alexandria’s common stockholders” on page 1 and footnote 4 on page 5.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	19

Financial and Asset Base Highlights (continued)
March 31, 2016
(Dollars in thousands, except for per share and ABR per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	3/31/16		12/31/15	9/30/15	6/30/15	3/31/15
Operating statistics and related information
Number of properties	198		199	198	194	193
RSF (including development and redevelopment projects under construction) – North America	18,903,424		18,874,070	18,744,025	17,618,209	17,330,534
Total rentable square feet – North America	24,509,859		24,419,610	23,851,586	23,452,253	23,037,115
Total operating rentable square feet – Asia	1,200,683		1,199,714	1,199,714	1,199,714	1,197,464
ABR per occupied RSF – North America	$41.67		$41.17	$41.03	$40.20	$40.14
Occupancy of operating properties – North America	97.3%		97.2%	96.2%	95.9%	96.8%
Occupancy of operating and redevelopment properties – North America	93.8%		93.7%	93.0%	95.9%	95.9%

Total leasing activity – RSF	388,872	(1)	1,012,238	1,021,756	1,915,379	1,022,669
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	33.6%	(2)	19.8%	17.5%	14.5%	30.8%
Rental rate increases (cash basis)	16.9%	(2)	7.3%	8.8%	7.0%	18.5%
RSF (3)	218,342		480,963	456,602	783,042	489,286

Certain non-GAAP and credit metric information
Same property – percentage change over comparable quarter from prior year:
NOI increase	5.3%		1.3%	1.1%	0.5%	2.3%
NOI increase (cash basis)	6.2%		2.0%	4.8%	4.7%	7.8%

Adjusted EBITDA margins	65%		65%	65%	65%	64%
Adjusted EBITDA – quarter annualized	$545,196	(4)	$586,120	$570,352	$532,904	$507,088
Adjusted EBITDA – trailing 12 months	$558,643		$549,116	$525,944	$501,827	$481,743
Net debt (excluding unamortized deferred financing costs)	$4,014,077		$3,857,727	$4,241,840	$4,023,048	$3,797,173

Net debt to Adjusted EBITDA – quarter annualized	7.4x		6.6x	7.4x	7.5x	7.5x
Net debt to Adjusted EBITDA – trailing 12 months	7.2x		7.0x	8.1x	8.0x	7.9x
Fixed charge coverage ratio – quarter annualized	3.3x		3.6x	3.5x	3.4x	3.3x
Fixed charge coverage ratio – trailing 12 months	3.4x		3.4x	3.4x	3.3x	3.3x
Unencumbered NOI as a percentage of total NOI	81%		81%	79%	78%	82%

(1)    Executed leases for 388,872 RSF during 1Q16, despite minimal contractual lease expirations in 2016 and our highly pre-leased value-creation pipeline.
(2)    1Q16 rental rate increases were driven by four leases that generated average increases in rental rates of 47%, and 29% on a cash basis. Refer to our Guidance on page 6 for estimated rental rate growth for the year ending December 31, 2016.
(3)    Included in total leasing activity immediately above.
(4)    Decrease from 4Q15 is primarily driven by the sales of partial interest in three core Class A assets to TIAA-CREF in December 2015 at an aggregate sales price of $453.1 million and a cash capitalization rate of 4.6%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	20

Key Operating Metrics
March 31, 2016

Favorable Lease Structure		Same Property NOI Increase

4.5%
1.3%
5.3%
5.5%
4.7%
6.2%
2014
2015
1Q16
2014
2015
1Q16
Cash Basis

Percentage of triple net leases	96%
Stable cash flows
Percentage of leases containing annual rent escalations	95%
Increasing cash flows
Percentage of leases providing for the recapture of capital expenditures	94%
Lower capex burden

Adjusted EBITDA Margin (1)		Rental Rate Increases: Renewed/Re-Leased Space

33.6% (2)
19.6%
13.3%
16.9% (2)
9.9%
5.4%
2014
2015
1Q16
2014
2015
1Q16
Cash Basis

65%

(1)	Represents the three months ended March 31, 2016, annualized.

(2)
1Q16 rental rate increases were driven by four leases that generated average increases in rental rates of 47%, and 29% on a cash basis. Refer to our Guidance on page 6 for estimated rental rate growth for the year ending December 31, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	21

Same Property Performance
March 31, 2016

Same Property Financial Data	1Q16	Same Property Statistical Data	1Q16
Percentage change over comparable period from prior year:		Number of same properties	169
NOI increase	5.3%	Rentable square feet	14,855,443
NOI increase (cash basis)	6.2%	Occupancy – current-period average	94.6%
Operating margin	70%	Occupancy – same-period prior-year average	93.6%

The tables below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance is based upon a pool of operating assets and development and redevelopment projects recently placed into service to the extent that those assets were operating for the entirety of the comparable same property periods presented. The two alternative calculations presented below consist of (i) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped, and (ii) the same property performance for the operating portfolio including those redevelopment projects that were either under construction or recently placed into service. Same property performance including redevelopment properties generally would have been higher than our method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in NOI as a result of the completion of the conversion of non-laboratory space (with lower NOI) to office/laboratory space (with higher NOI) through redevelopment. We believe our method of reporting same property performance is a more useful presentation since it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

NOI Included in All Comparative Periods
	Operating Properties	Recently Placed into Service		Properties Under Construction
Same Property		Developments	Redevelopments	Development	Redevelopment
As reported	Yes	Yes (1)	Yes (1)	No	No

Operating portfolio	Yes	No	No	No	No

Including redevelopments	Yes	No	Yes	No	Yes

Percentage change in same property NOI over preceding period
Same Property	2013	2014	2015	1Q16
As reported	1.8%	4.5%	1.3%	5.3%

Operating portfolio	1.7%	4.8%	1.1%	5.0%

Including redevelopments	8.4%	6.9%	3.1%	4.9%

Percentage change in same property NOI over preceding period (cash basis)
Same Property	2013	2014	2015	1Q16
As reported	5.4%	5.5%	4.7%	6.2%

Operating portfolio	4.4%	3.3%	4.2%	5.2%

Including redevelopments	9.6%	8.1%	5.8%	5.2%

(1)
Development and redevelopment projects recently placed into service are included in the same property data for each of the year-over-year comparison periods only if the property was operating during both entire same property periods. For example, projects completed during 2014 are included in 2016 versus 2015 same property performance (as a percentage change over 2015).

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	22

Same Property Performance (continued)
March 31, 2016
(Dollars in thousands)

	Three Months Ended March 31,
	2016	2015	$ Change	% Change

Same properties	$127,023	$122,626	$4,397	3.6%
Non-same properties	31,253	20,982	10,271	49.0
Total rental	158,276	143,608	14,668	10.2

Same properties	44,071	42,204	1,867	4.4
Non-same properties	8,526	6,190	2,336	37.7
Total tenant recoveries	52,597	48,394	4,203	8.7

Same properties	11	12	(1)	(8.3)
Non-same properties	5,205	4,739	466	9.8
Total other income	5,216	4,751	465	9.8

Same properties	171,105	164,842	6,263	3.8
Non-same properties	44,984	31,911	13,073	41.0
Total revenues	216,089	196,753	19,336	9.8

Same properties	51,107	50,858	249	0.5
Non-same properties	14,730	10,365	4,365	42.1
Total rental operations	65,837	61,223	4,614	7.5

Same properties	119,998	113,984	6,014	5.3
Non-same properties	30,254	21,546	8,708	40.4
Consolidated net operating income	150,252	135,530	14,722	10.9

Same properties	—	—	—	—
Non-same properties	(6,055)	—	(6,055)	100.0
Less: NOI of consolidated real estate JVs attributable to NCI	(6,055)	—	(6,055)	100.0

Same properties	—	—	—	—
Non-same properties	1,068	860	208	24.2
Our share of NOI from unconsolidated real estate JVs	1,068	860	208	24.2

Same properties	119,998	113,984	6,014	5.3
Non-same properties	25,267	22,406	2,861	12.8
Our share of total net operating income	$145,265	$136,390	$8,875	6.5%

Our share of NOI – same properties	$119,998	$113,984	$6,014	5.3%	(1)
Our share of straight-line rent revenue and amortization of acquired below-market leases	(4,497)	(5,218)	721	(13.8)
Our share of NOI – same properties (cash basis)	$115,501	$108,766	$6,735	6.2%	(1)

(1)	1Q16 same property NOI increased partially due to a 1.0% increase in our same property occupancy to 94.6% from 93.6%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	23

Leasing Activity
March 31, 2016

	Three Months Ended				Year Ended
	March 31, 2016				December 31, 2015
(Dollars are per RSF)	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	33.6%	(2)	16.9%	(2)	19.6%	9.9%
New rates	$44.45		$42.06		$35.70	$35.97
Expiring rates	$33.27		$35.97		$29.84	$32.73
Rentable square footage	218,342				2,209,893
Number of leases	24				146
Tenant improvements/leasing commissions	$11.34				$10.02
Average lease terms	3.8 years				4.7 years

Developed/redeveloped/previously vacant space leased
New rates	$48.30		$45.69		$55.24	$50.65
Rentable square footage	170,530				2,762,149
Number of leases	17				72
Tenant improvements/leasing commissions	$21.60				$19.63
Average lease terms	7.7 years				11.9 years

Leasing activity summary (totals):
New rates	$46.14		$43.65		$46.55	$44.13
Rentable square footage	388,872	(3)			4,972,042
Number of leases	41				218
Tenant improvements/leasing commissions	$15.84				$15.36
Average lease terms	5.5 years				8.7 years

Lease expirations: (1)
Expiring rates	$31.18		$33.41		$28.32	$30.80
Rentable square footage	364,566				2,801,883
Number of leases	30				197

Leasing activity includes 100% of results for properties managed by us.

(1)	Excludes 14 month-to-month leases for 27,108 RSF and 16 month-to-month leases for 30,810 RSF as of March 31, 2016 and December 31, 2015, respectively.

(2)
1Q16 rental rate increases were driven by four leases that generated average increases in rental rates of 47%, and 29% on a cash basis. Refer to our Guidance on page 6 for estimated rental rate growth for the year ending December 31, 2016.

(3)	During the three months ended March 31, 2016, we granted tenant concessions/free rent averaging 1.1 months with respect to the 388,872 RSF leased.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	24

Contractual Lease Expirations
March 31, 2016

Year	Number of Leases		RSF		Percentage of Occupied RSF	ABR (per RSF)
2016	58	(1)	798,034	(1)	5.0%	$34.42
2017	83		1,344,211		8.5%	$28.96
2018	92		1,861,899		11.8%	$38.84
2019	73		1,393,567		8.8%	$36.80
2020	68		1,599,106		10.1%	$36.50
2021	55		1,536,252		9.7%	$39.03
2022	33		1,074,181		6.8%	$34.51
2023	24		1,284,999		8.1%	$37.87
2024	17		867,256		5.5%	$46.43
2025	18		677,456		4.3%	$34.49
Thereafter	39		3,373,335		21.4%	$48.10

	2016 Contractual Lease Expirations						ABR of Expiring Leases (per RSF)	2017 Contractual Lease Expirations					ABR of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total (1)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total
Market
Greater Boston	38,803	1,845	—	46,716		87,364	$42.97	—	11,825	—	337,965	349,790	$38.67
San Francisco	27,015	50,400	—	15,162		92,577	26.41	—	53,980	—	128,488	182,468	35.58
New York City	—	—	—	14,456		14,456	N/A	—	—	—	5,418	5,418	N/A
San Diego	46,033	14,685	—	251,119	(2)	311,837	36.14	—	—	—	249,187	249,187	30.59
Seattle	2,468	—	—	36,288		38,756	29.56	20,133	—	—	47,326	67,459	45.28
Maryland	4,457	69,559	—	33,055		107,071	27.78	—	—	—	101,228	101,228	20.36
Research Triangle Park	32,008	28,494	—	41,504		102,006	26.15	3,566	109,664	—	111,233	224,463	14.04
Non-cluster markets	—	—	—	—		—	—	—	—	—	43,045	43,045	20.33
Asia	—	35,335	—	8,632		43,967	14.26	39,676	56,800	—	24,677	121,153	14.52
Total	150,784	200,318	—	446,932		798,034	$34.42	63,375	232,269	—	1,048,567	1,344,211	$28.96
Percentage of expiring leases	19%	25%	—%	56%		100%		5%	17%	—%	78%	100%

Lease expirations include 100% of the RSF for properties managed by us.

(1)	Excludes 14 month-to-month leases for 27,108 RSF.

(2)
Includes 125,409 RSF leased to Eli Lilly and Company at 10300 Campus Point Drive with a contractual expiration in 4Q16. This tenant will relocate and expand into 304,326 RSF at our recently acquired redevelopment project at 10290 Campus Point Drive.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	25

Top 20 Tenants
March 31, 2016
(Dollars in thousands)

81% of ABR from Investment-Grade Tenants (1)

		Remaining Lease Term in Years (2)	Aggregate RSF				Investment-Grade Ratings
	Tenant				ABR	Percentage of Aggregate ABR	Fitch	Moody’s	S&P
1	ARIAD Pharmaceuticals, Inc. (3)	14.0	386,111	(3)	$29,994	4.8%	—	—	—
2	Novartis AG	1.9	564,873	(4)	29,302	4.7	AA	Aa3	AA-
3	Illumina, Inc.	13.9	595,886		25,452	4.1	—	—	BBB
4	New York University	14.3	209,224		20,354	3.2	—	Aa3	AA-
5	Eli Lilly and Company	7.1	287,527		19,353	3.1	A	A2	AA-
6	Amgen Inc.	7.1	473,369		17,456	2.8	BBB	Baa1	A
7	Roche	4.5	345,786		16,517	2.6	AA	A1	AA
8	Dana-Farber Cancer Institute, Inc.	14.3	203,090		15,145	2.4	—	A1	—
9	Celgene Corporation	5.9	373,797		15,035	2.4	—	Baa2	BBB+
10	United States Government	9.1	263,147		14,772	2.4	AAA	Aaa	AA+
11	FibroGen, Inc.	7.6	234,249		14,198	2.3	—	—	—
12	Biogen Inc.	12.5	305,212		13,278	2.1	—	Baa1	A-
13	Massachusetts Institute of Technology	4.4	233,620		12,409	2.0	—	Aaa	AAA
14	GlaxoSmithKline plc	3.4	296,604		11,098	1.8	A+	A2	A+
15	Bristol-Myers Squibb Company	2.9	251,316		10,742	1.7	A-	A2	A+
16	The Regents of the University of California	7.5	230,633		10,511	1.7	AA	Aa2	AA
17	Sanofi	5.4	179,697		8,042	1.3	AA-	A1	AA
18	Alnylam Pharmaceuticals, Inc.	5.6	129,424		7,313	1.2	—	—	—
19	Sumitomo Dainippon Pharma Co., Ltd.	7.0	106,232		6,533	1.0	—	—	—
20	Pfizer Inc.	3.6	128,348		6,396	1.0	A+	A1	AA
	Total/weighted average	8.2	5,798,145		$303,900	48.6%
ABR and RSF amounts include 100% of the properties managed by us.

(1)	Represents ABR from investment-grade rated tenants as a percentage of ABR from top 20 tenants.

(2)	Based on percentage of aggregate ABR in effect as of March 31, 2016.

(3)
IBM Watson Health, a digital health venture of IBM, currently subleases 163,186 RSF at 75 Binney Street with an initial lease term of 10 years. IBM holds investment-grade ratings of A+ (Fitch), Aa3 (Moody’s), and AA- (S&P).

(4)	As of March 31, 2016, number of leases, RSF, and ABR consisted of the following:

	Number of leases	RSF	ABR
Cambridge, MA	9	425,020	$26,266
San Diego, CA	1	46,033	1,434
India	3	93,820	1,602
	13	564,873	$29,302

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	26

Summary of Properties and Occupancy
March 31, 2016
(Dollars in thousands, except per RSF amounts)

Summary of properties

	RSF					Number of Properties	ABR
Market	Operating	Development	Redevelopment	Total	% Total		Total	% of Total	Per RSF
Greater Boston	4,462,540	1,113,392	59,783	5,635,715	28%	42	$223,394	36%	$51.28
San Francisco	2,786,476	872,980	—	3,659,456	18	29	123,521	20	44.33
New York City	665,079	62,595	—	727,674	4	2	56,539	9	85.30
San Diego	2,858,511	590,887	515,362	3,964,760	20	50	94,997	15	35.17
Seattle	746,260	287,806	—	1,034,066	5	11	33,066	5	44.68
Maryland	2,085,196	—	—	2,085,196	10	28	50,273	8	25.14
Research Triangle Park	1,043,211	—	—	1,043,211	5	15	22,875	4	22.24
Canada	322,967	—	—	322,967	2	4	7,138	1	22.25
Non-cluster markets	268,689	—	—	268,689	1	6	6,233	1	26.32
Properties held for sale	161,690	—	—	161,690	1	3	2,153	—	N/A
North America	15,400,619	2,927,660	575,145	18,903,424	94	190	620,189	99	41.67
Asia	1,200,683	—	—	1,200,683	6	8	7,485	1	8.88
Total	16,601,302	2,927,660	575,145	20,104,107	100%	198	$627,674	100%	$39.63

RSF, number of properties, and ABR amounts include 100% of the properties managed by us.

Summary of occupancy

	Operating Properties			Operating and Redevelopment Properties
Market	3/31/16	12/31/15	3/31/15	3/31/16	12/31/15	3/31/15
Greater Boston	97.6%	96.5%	98.9%	96.3%	95.2%	96.4%
San Francisco	100.0	100.0	98.5	100.0	100.0	98.5
New York City	99.7	99.7	99.5	99.7	99.7	99.5
San Diego	94.5	96.4	94.9	80.1	82.3	93.9
Seattle	99.2	99.6	96.2	99.2	99.6	96.2
Maryland	95.9	96.0	93.2	95.9	96.0	93.2
Research Triangle Park	98.6	97.6	98.8	98.6	97.6	98.8
Subtotal	97.5	97.4	97.0	93.8	93.8	96.1
Canada	99.3	99.3	99.0	99.3	99.3	99.0
Non-cluster markets	88.1	80.0	68.0	88.1	80.0	68.0
North America	97.3%	97.2%	96.8%	93.8%	93.7%	95.9%

Occupancy includes 100% of properties managed by us.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	27

Property Listing
March 31, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR			Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square
50/60, 100, and 75/125 Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street	1,056,522	961,960	59,783	2,078,265	9	$62,309	100.0%		94.6%
225 Binney Street (consolidated joint venture – 30% ownership)	305,212	—	—	305,212	1	13,278	100.0		100.0
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	71,947	100.0		100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
480/500 Arsenal Street	234,260	—	—	234,260	2	9,168	100.0		100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,687	100.0		100.0
780/790 Memorial Drive	99,658	—	—	99,658	2	6,700	100.0		100.0
167 Sidney Street/99 Erie Street	54,549	—	—	54,549	2	2,718	100.0		100.0
79/96 Thirteenth Street Charlestown Navy Yard	25,309	—	—	25,309	1	620	100.0		100.0
Cambridge/Inner Suburbs	3,182,649	961,960	59,783	4,204,392	25	180,427	100.0		98.2
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	262,367	151,432	—	413,799	1	19,350	100.0		100.0
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	9,691	100.0		100.0
3, 6, and 8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35, 45, and 47 Wiggins Avenue, and 60 Westview Street
19 Presidential Way	144,892	—	—	144,892	1	1,074	26.5	(1)	26.5
225 Second Avenue	112,500	—	—	112,500	1	4,012	100.0		100.0
100 Beaver Street	82,330	—	—	82,330	1	3,064	100.0		100.0
285 Bear Hill Road	26,270	—	—	26,270	1	926	100.0		100.0
Route 128	709,874	—	—	709,874	12	18,767	85.0		85.0
Route 495/Worcester
111/130 Forbes Boulevard	155,846	—	—	155,846	2	1,415	100.0		100.0
20 Walkup Drive	91,045	—	—	91,045	1	670	100.0		100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0		100.0
Route 495/Worcester	307,650	—	—	307,650	4	4,850	100.0		100.0
Greater Boston	4,462,540	1,113,392	59,783	5,635,715	42	$223,394	97.6%		96.3%

RSF, ABR, and occupancy include 100% of properties managed by us. (1) We have leased 75,924 RSF, or 52.4%, with delivery/occupancy scheduled for 2Q16.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	28

Property Listing (continued)
March 31, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
San Francisco
Mission Bay/SoMa
409/499 Illinois Street (consolidated joint venture – 60% ownership)	455,069	—	—	455,069	2	$28,271	100.0%	100.0%
1455/1515 Third Street (unconsolidated joint venture – 51% ownership)	—	422,980	—	422,980	2	—	—	—
510 Townsend Street	—	300,000	—	300,000	1	—	—	—
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	9,999	100.0	100.0
1500 Owens Street (consolidated joint venture – 50.1% ownership)	158,267	—	—	158,267	1	7,077	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	10,179	100.0	100.0
505 Brannan Street (consolidated joint venture – 99.2% ownership)	—	150,000	—	150,000	1	—	—	—
Mission Bay/SoMa	981,074	872,980	—	1,854,054	9	55,526	100.0	100.0
South San Francisco
Alexandria Technology Center® – Gateway	448,175	—	—	448,175	6	17,273	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
249/259/269 East Grand Avenue	407,369	—	—	407,369	3	16,573	100.0	100.0
400/450 East Jamie Court	163,035	—	—	163,035	2	6,028	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	5,540	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,582	100.0	100.0
341/343 Oyster Point Boulevard	107,960	—	—	107,960	2	3,375	100.0	100.0
849/863 Mitten Road and 866 Malcolm Road	103,857	—	—	103,857	1	3,018	100.0	100.0
South San Francisco	1,522,476	—	—	1,522,476	16	56,389	100.0	100.0
Palo Alto/Stanford Research Park
2425 Garcia Avenue and 2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,545	100.0	100.0
Palo Alto/Stanford Research Park	282,926	—	—	282,926	4	11,606	100.0	100.0
San Francisco	2,786,476	872,980	—	3,659,456	29	123,521	100.0	100.0

New York City
Manhattan
Alexandria Center® for Life Science	665,079	62,595	—	727,674	2	56,539	99.7	99.7
430 and 450 East 29th Street
New York City	665,079	62,595	—	727,674	2	$56,539	99.7%	99.7%

RSF, ABR, and occupancy include 100% of properties managed by us.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	29

Property Listing (continued)
March 31, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
San Diego
Torrey Pines
ARE Spectrum	102,938	233,523	—	336,461	3	$4,486	100.0%	100.0%
3215 Merryfield Row and 3013/3033 Science Park Road
ARE Nautilus	241,191	—	—	241,191	4	6,097	67.9	67.9
3530/3550 John Hopkins Court and 3535/3565 General Atomics Court
ARE Sunrise	231,526	—	—	231,526	3	8,845	100.0	100.0
10931, 10933, and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	2,799	100.0	100.0
Torrey Pines	764,717	233,523	—	998,240	12	27,054	89.9	89.9
University Town Center
5200 Illumina Way	497,078	295,609	—	792,687	6	19,522	100.0	100.0
Alexandria Center® for Life Science at Campus Pointe	449,759	—	304,326	754,085	2	18,013	100.0	59.6
10290 and 10300 Campus Point Drive
ARE Towne Centre	140,398	—	162,156	302,554	4	1,913	76.4	35.4
9363, 9373, 9393, and 9625 Towne Centre Drive
ARE Esplanade	180,208	61,755	—	241,963	4	6,978	100.0	100.0
4755, 4757, and 4767 Nexus Center Drive, and 4796 Executive Drive
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
University Town Center	1,338,953	357,364	466,482	2,162,799	17	49,200	97.5	72.3
Sorrento Mesa
5810/5820 and 6138/6146/6150 Nancy Ridge Drive	160,910	—	—	160,910	3	4,027	100.0	100.0
ARE Portola	105,812	—	—	105,812	3	2,155	69.0	69.0
6175, 6225, and 6275 Nancy Ridge Drive
10121/10151 Barnes Canyon Road	53,512	—	48,880	102,392	2	1,472	100.0	52.3	(1)
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	973	100.0	100.0
Sorrento Mesa	420,295	—	48,880	469,175	10	11,058	92.2	82.6
Sorrento Valley
11025/11035/11045/11055/11065/11075 Roselle Street	121,655	—	—	121,655	6	2,798	88.5	88.5
3985/4025/4031/4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	2,392	100.0	100.0
Sorrento Valley	224,766	—	—	224,766	10	5,190	93.7	93.7
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	2,858,511	590,887	515,362	3,964,760	50	$94,997	94.5%	80.1%
RSF, ABR, and occupancy include 100% of properties managed by us.

(1) We are in active negotiations with a life science tenant for the 48,880 RSF currently in redevelopment at 10151 Barnes Canyon Road.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	30

Property Listing (continued)
March 31, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Seattle
Lake Union
400 Dexter Avenue North	—	287,806	—	287,806	1	$—	—%	—%
1201/1208 Eastlake Avenue East	203,369	—	—	203,369	2	8,748	100.0	100.0
1616 Eastlake Avenue East	168,708	—	—	168,708	1	8,140	96.3	96.3
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,226	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,181	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,615	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,133	100.0	100.0
Lake Union	663,339	287,806	—	951,145	8	30,043	99.1	99.1
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison/410 Elliott Avenue West	35,175	—	—	35,175	2	1,184	100.0	100.0
Elliott Bay	82,921	—	—	82,921	3	3,023	100.0	100.0
Seattle	746,260	287,806	—	1,034,066	11	33,066	99.2	99.2

Maryland
Rockville
9800 Medical Center Drive	282,436	—	—	282,436	4	12,440	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,121	100.0	100.0
1500/1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920/15010 Broschart Road	86,703	—	—	86,703	2	1,928	94.6	94.6
1405 Research Boulevard	71,669	—	—	71,669	1	2,104	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,390	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	—	—	—
12301 Parklawn Drive	49,185	—	—	49,185	1	1,169	100.0	100.0
Rockville	889,484	—	—	889,484	14	25,288	93.3	93.3
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	7,831	95.7	95.7
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	237,137	—	—	237,137	5	6,050	99.0	99.0
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,226	89.1	89.1
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	755,642	—	—	755,642	12	17,380	96.6	96.6
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,467	100.0	100.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,085,196	—	—	2,085,196	28	$50,273	95.9%	95.9%
RSF, ABR, and occupancy include 100% of properties managed by us.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	31

Property Listing (continued)
March 31, 2016
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating

Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,484	99.5%	99.5%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,537	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	2,879	98.3	98.3
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,062	100.0	100.0
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	82,481	—	—	82,481	1	1,488	86.3	86.3
601 Keystone Park Drive	77,395	—	—	77,395	1	1,211	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,051	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	824	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
Research Triangle Park	1,043,211	—	—	1,043,211	15	22,875	98.6	98.6

Canada	322,967	—	—	322,967	4	7,138	99.3	99.3

Non-cluster markets	268,689	—	—	268,689	6	6,233	88.1	88.1

Properties held for sale in North America
16020 Industrial Drive	71,000	—	—	71,000	1	674	N/A	N/A
306 Belmont Street and 350 Plantation Street	90,690	—	—	90,690	2	1,479	N/A	N/A
Properties held for sale in North America	161,690	—	—	161,690	3	2,153	N/A	N/A

North America	15,400,619	2,927,660	575,145	18,903,424	190	620,189	97.3	93.8

Asia
China	634,328	—	—	634,328	2	1,977	73.9	73.9
India	566,355	—	—	566,355	6	5,508	66.1	66.1
Asia (1)	1,200,683	—	—	1,200,683	8	7,485	70.2%	70.2%

Total	16,601,302	2,927,660	575,145	20,104,107	198	$627,674
RSF, ABR, and occupancy include 100% of properties managed by us. (1) See page 51 for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	32

Key Real Estate Metrics
March 31, 2016

Incremental Annual NOI by Year of Delivery from
Development and Redevelopment Projects (1)

TOTAL			2016			2017 & 2018
$195	M	=	$75	M	+	$120	M
to			to			to
$210	M		$80	M		$130	M

RSF			1.5M			2.0M
PERCENTAGE LEASED			90%			72%
INITIAL CASH YIELD			7.1%

(1)
Represents incremental annual NOI upon stabilization of our development and redevelopment projects, including our share of real estate joint venture development projects. Excludes NOI related to spaces delivered and in service prior to March 31, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	33

Disciplined Allocation of Capital and Management of Value-Creation Pipeline
March 31, 2016

2016 Disciplined Allocation of Capital (1)		16% of Gross Investments in Real Estate in North America Value-Creation Pipeline

Pre-Leased (2) Percentage of Ground-Up Developments Since January 1, 2009		Ground-Up Developments Commenced & Delivered Since January 1, 2009

Single-Tenant 100% Pre-Leased 2.6M RSF	Multi-Tenant 38% Pre-Leased 2.5M RSF	Average Initial Stabilized Yield 7.9%	Average Initial Stabilized Yield (Cash Basis) 7.6%

(1)	Includes projected construction and acquisitions for the year ending December 31, 2016. Refer to page 44 for additional details.

(2)	Represents average pre-leased percentage at the time development commenced.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	34

Sustainability
March 31, 2016

Focus on Sustainability, Operating Efficiency, and Health & Wellness

As a Platinum Member of the U.S. Green Building Council, Alexandria is a recognized industry partner that pursues and promotes resource efficient and healthy business practices that enhance performance for its innovative tenants.

SUSTAINABILITY

51 LEED® CERTIFIED PROJECTS (1)

9 MILLION RSF

57 % OF ARE'S TOTAL ABR

5	30	16
PLATINUM	GOLD	SILVER

LEADERSHIP IN ENERGY & ENVIRONMENTAL DESIGN
LEED

OPERATING EFFICIENCY

ALEXANDRIA REAL ESTATE EQUITIES, INC.
2015
Energy
SHOWCASE
CHAMPION

San Diego Gas and Electric (SDG&E) 2015 ENERGY SHOWCASE CHAMPION. Annual Energy Savings: 447,522 kWh(2).

RENEWABLE ENERGY: COOLING TOWERS use reclaimed water and SOLAR PANELS serve as a significant energy source which result in substantial continued savings.

HEALTH & WELLNESS

riverpark
FARM

ORGANIC GARDENS supply produce to many of our on-site restaurants

CUTTING-EDGE FITNESS CENTERS with personal trainers and an array of classes

(1)	Upon completion of 20 in-process LEED certification projects.

(2)	Kilowatt-hour saving reflects our property at Alexandria Center® for Life Science at Campus Pointe. Source: Conversion from the EPA clean energy website.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	35

Investments in Real Estate
March 31, 2016
(Dollars in thousands, except per square foot amounts)

		Investments in Real Estate						Square Feet
		Consolidated	Noncontrolling Share of Consolidated Real Estate Joint Ventures	ARE Share of Unconsolidated Real Estate Joint Ventures	Total ARE Share				Unconsolidated Real Estate Joint Ventures at 100%
	Page				Amount		%	Consolidated		Total	Per SF (1)

Rental properties – North America	27	$7,559,726	$(322,442)	$71,092	$7,308,376		84%	15,138,252	262,367	15,400,619	$506

Development and redevelopment projects:
Projects to be delivered by 4Q16	37	617,952	—	35,832	653,784		8	1,314,545	151,432	1,465,977	504
Projects to be delivered by 2017 and 2018	39	488,186	(223)	67,162	555,125		6	1,613,848	422,980	2,036,828	302
Development and redevelopment projects		1,106,138	(223)	102,994	1,208,909		14	2,928,393	574,412	3,502,805	387

Rental properties and development/redevelopment projects		8,665,864	(322,665)	174,086	8,517,285			18,066,645	836,779	18,903,424	484

Future value-creation projects – North America	41	234,142	(12,275)	—	221,867		2	5,606,435	—	5,606,435	42

Value-creation pipeline – North America		1,340,280	(12,498)	102,994	1,430,776		16	8,534,828	574,412	9,109,240	174

Gross investments in real estate – North America		8,900,006	(334,940)	174,086	8,739,152		100%	23,673,080	836,779	24,509,859	382

Asia:
Rental properties		163,386	(1,441)	—	161,945			1,200,683	—	1,200,683	$136
Land parcels		54,666	—	—	54,666
Gross investments in real estate – Asia		218,052	(1,441)	—	216,611	(2)

Gross investments in real estate		9,118,058	(336,381)	174,086	$8,955,763
Less: accumulated depreciation – North America		(1,358,820)	23,033	(2,515)
Less: accumulated depreciation – Asia		(17,772)	172	—
Investments in real estate		$7,741,466	$(313,176)	$171,571

Square foot amounts include 100% of properties managed by us.

(1)
The per square foot amounts represent our investment in our real estate, including our partners’ share of consolidated and unconsolidated real estate joint ventures, divided by 100% of the rentable or developable square feet of the respective properties.

(2)
In late April 2016, we recognized an aggregate impairment charge of $153.0 million. See page 51 for net assets of $104.4 million after impairment charge recognized in April 2016 related to our real estate investments in Asia.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	36

Visible Growth Pipeline: Highly Leased Projects to Be Placed into Service by 4Q16
March 31, 2016
(Dollars in thousands)

	Dev/ Redev	Project RSF			Percentage		Total Leased/Negotiating		Project Start	Occupancy
Property/Market/Submarket		In Service	CIP	Total	Leased	Negotiating	RSF	%		Initial	Stabilized
430 East 29th Street/New York City/Manhattan	Dev	356,044	62,595	418,639	90%	10%	418,639	100%	4Q12	4Q13	2Q16
5200 Illumina Way, Bldg 6/San Diego/University Town Center	Dev	—	295,609	295,609	100%	—%	295,609	100%	3Q14	3Q16	3Q16
50/60 Binney Street/Greater Boston/Cambridge	Dev	—	530,477	530,477	98%	—%	520,385	98%	1Q15	4Q16	4Q16
360 Longwood Avenue/Greater Boston/Longwood Medical Area	Dev	262,367	151,432	413,799	63%	13%	313,350	76%	2Q12	3Q14	4Q16
4796 Executive Drive/San Diego/University Town Center	Dev	—	61,755	61,755	100%	—%	61,755	100%	4Q15	4Q16	4Q16
10290 Campus Point Drive/San Diego/University Town Center	Redev	—	304,326	304,326	100%	—%	304,326	100%	3Q15	4Q16	4Q16
11 Hurley Street/Greater Boston/Cambridge	Redev	—	59,783	59,783	100%	—%	59,783	100%	3Q15	4Q16	4Q16
Total/weighted average		618,411	1,465,977	2,084,388	90%	5%	1,973,847	95%

		Our Share of Investment							Unlevered Yields
Property/Market/Submarket	Our Ownership Interest			Cost to Complete					Average Cash		Initial Stabilized Cash Basis		Initial Stabilized
		In Service	CIP	Construction Financing		Other	Total at Completion
430 East 29th Street/New York City/Manhattan	100%	$382,277	$72,775	$—		$8,193	$463,245		7.1%		6.6%		6.5%
5200 Illumina Way, Bldg 6/San Diego/University Town Center	100%	—	55,225	—		14,675	69,900		8.6%		7.0%		8.4%
50/60 Binney Street/Greater Boston/Cambridge	100%	—	327,786	172,214	(1)	—	500,000		8.1%		7.3%		7.4%
360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%	60,305	35,832	9,103	(2)	3,725	108,965	(3)	8.2%	(3)	7.3%	(3)	7.8%	(3)
4796 Executive Drive/San Diego/University Town Center	100%	—	15,978	—		26,222	42,200		7.7%		6.8%		7.1%
10290 Campus Point Drive/San Diego/University Town Center	100%	—	133,492	—		107,508	241,000		7.6%		6.8%		7.0%
11 Hurley Street/Greater Boston/Cambridge	100%	—	12,696	—		28,304	41,000		8.8%		7.9%		8.6%
Total/weighted average		$442,582	$653,784	$181,317		$188,627	$1,466,310

(1)	See page 56 for additional information related to our secured construction loans.

(2)	See page 50 for additional information related to our unconsolidated real estate joint venture secured construction loan.

(3)
Our projected cost at completion and unlevered yields are based upon our share of the investment in real estate, including costs incurred directly by us outside of the real estate joint venture. Development management fees earned from these development projects have been excluded from our estimate of unlevered yields. The RSF related to the project in the table above represents 100% of the project RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	37

Visible Growth Pipeline: Highly Leased Projects to Be Placed into Service by 4Q16 (continued)
March 31, 2016

430 East 29th Street	5200 Illumina Way, Building 6	50 Binney Street	60 Binney Street
New York City/Manhattan	San Diego/University Town Center	Greater Boston/Cambridge	Greater Boston/Cambridge
62,595 RSF	295,609 RSF	274,734 RSF	255,743 RSF
Roche/New York University/Others	Illumina, Inc.	Sanofi Genzyme	bluebird bio, Inc.

360 Longwood Avenue	4796 Executive Drive	10290 Campus Point Drive	11 Hurley Street
Greater Boston/Longwood Medical Area	San Diego/University Town Center	San Diego/University Town Center	Greater Boston/Cambridge
151,432 RSF	61,755 RSF	304,326 RSF	59,783 RSF
Dana-Farber Cancer Institute, Inc. The Children’s Hospital Corporation	Otonomy, Inc.	Eli Lilly and Company	Editas Medicine, Inc.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	38

Visible Growth Pipeline: Projects to Be Placed into Service by 2017 and 2018
March 31, 2016
(Dollars in thousands)

	Dev/ Redev	Project RSF			Percentage		Total Leased/Negotiating			Project Start	Occupancy
Property/Market/Submarket		In Service	CIP	Total	Leased	Negotiating	RSF	%			Initial	Stabilized
100 Binney Street/Greater Boston/Cambridge	Dev	—	431,483	431,483	48%	26%	320,683	74%		3Q15	4Q17	2017
510 Townsend Street/San Francisco/Mission Bay/SoMa	Dev	—	300,000	300,000	100%	—%	300,000	100%		3Q15	3Q17	2017
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	Dev	—	150,000	150,000	100%	—%	150,000	100%		1Q16	2H17	2017
1455/1515 Third Street/San Francisco/Mission Bay/SoMa	Dev	—	422,980	422,980	100%	—%	422,980	100%		3Q14	2Q/3Q18	2018
400 Dexter Avenue North/Seattle/Lake Union	Dev	—	287,806	287,806	56%	34%	259,594	90%	(1)	2Q15	1Q17	2018
ARE Spectrum/San Diego/Torrey Pines (2)	Dev	102,938	233,523	336,461	91%	—%	305,525	91%		2Q16	2H17	2017
9625 Towne Centre Drive/San Diego/University Town Center	Redev	—	162,156	162,156	—%	—%	—	—%		3Q15	1Q17	2017
10151 Barnes Canyon Road/San Diego/Sorrento Mesa	Redev	—	48,880	48,880	—%	100%	48,880	100%		4Q15	1H17	2017
Total/weighted average		102,938	2,036,828	2,139,766	72%	12%	1,807,662	84%

		Our Share of Investment										Unlevered Yields
Property/Market/Submarket	Our Ownership Interest					Cost to Complete						Average Cash	Initial Stabilized Cash Basis	Initial Stabilized
		In Service		CIP		Construction Financing		Other		Total at Completion
100 Binney Street/Greater Boston/Cambridge	100%	$—		$188,869		$304,281	(3)		$41,850		$535,000	7.9%	7.0%	7.7%
510 Townsend Street/San Francisco/Mission Bay/SoMa	100%	—		77,753		—			160,247		238,000	7.9%	7.0%	7.2%
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	99.2%	—		29,528		—			111,472		141,000	8.6%	7.0%	8.2%
1455/1515 Third Street/San Francisco/Mission Bay/SoMa	51.0%	10,787	(4)	67,162	(4)	—			—		TBD	(5)	(5)	(5)
400 Dexter Avenue North/Seattle/Lake Union	100%	—		68,494		—			163,506		232,000	7.3%	6.9%	7.2%
ARE Spectrum/San Diego/Torrey Pines (2)	100%	54,132		92,902		—			130,966		278,000	6.9%	6.1%	6.4%
9625 Towne Centre Drive/San Diego/University Town Center	100%	—		23,577		—			—		TBD	(5)	(5)	(5)
10151 Barnes Canyon Road/San Diego/Sorrento Mesa	100%	—		6,840		—			—		TBD	(5)	(5)	(5)
Total/weighted average		$64,919		$555,125		$304,281		$	TBD	$	TBD

(1)	Remaining 10% RSF includes 5% of retail space expected to be leased closer to initial occupancy.

(2)
As of 1Q16, the ARE Spectrum project was expanded to include 3215 Merryfield Row, an additional building aggregating 170,523 RSF. We expect to commence construction on the 3215 Merryfield Row building in 2Q16, which is leased 100% to Vertex Pharmaceuticals Incorporated, with an estimated initial occupancy date in 2H17.

(3)
Funding for this project is expected to be provided primarily by a secured construction loan that we closed in April 2016 with commitments available for borrowing of $304.3 million at a rate of LIBOR+200 bps. We have two, one-year options to extend the stated maturity date to April 20, 2021, subject to certain conditions.

(4)
The in-service and CIP costs are based on our share of the investment in real estate, including costs incurred directly by us outside of the joint venture. The RSF related to the project in the table above represents 100% of the project RSF.

(5)	The design and budget of these projects are in process, and the estimated project costs with related yields are expected to be disclosed in the future.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	39

Visible Growth Pipeline: Projects to Be Placed into Service by 2017 and 2018 (continued)
March 31, 2016

100 Binney Street	510 Townsend Street	505 Brannan Street, Phase I	1455/1515 Third Street
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa
431,483 RSF	300,000 RSF	150,000 RSF	422,980 RSF
Bristol-Myers Squibb Company	Stripe, Inc.	Pinterest, Inc.	Uber Technologies, Inc.

400 Dexter Avenue North	ARE Spectrum	9625 Towne Centre Drive	10151 Barnes Canyon Road
Seattle/Lake Union	San Diego/Torrey Pines	San Diego/University Town Center	San Diego/Sorrento Mesa
287,806 RSF	233,523 RSF	162,156 RSF	48,880 RSF
Juno Therapeutics, Inc.	Celgene Corporation The Medicines Company Vertex Pharmaceuticals Incorporated	Marketing	Negotiating

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	40

Key Future Projects
March 31, 2016
(dollars in thousands)

Property/Market/Submarket	Our Ownership Interest		Book Value	Square Feet	Per SF (1)
Alexandria Technology Square®/Greater Boston/Cambridge	100%		$7,787	100,000	$78
505 Brannan Street, Phase II/San Francisco/Mission Bay/SoMa	99.2%		12,695	165,000	78
Grand Avenue/San Francisco/South San Francisco (2)	Various	(3)	33,131	397,132	114
560 Eccles Avenue/San Francisco/South San Francisco (4)	100%		17,655	144,000	123
East 29th Street/New York City/Manhattan	100%		—	420,000	—
5200 Illumina Way/San Diego/University Town Center	100%		10,407	386,044	27
10300 Campus Point Drive/San Diego/University Town Center	100%		7,945	292,387	27
1150/1165/1166 Eastlake Avenue East/Seattle/Lake Union	100%		34,715	366,000	95
1818 Fairview Avenue East/Seattle/Lake Union	100%		8,791	188,490	47
6 Davis Drive/Research Triangle Park/Research Triangle Park	100%		16,419	1,000,000	16
Other:
Greater Boston	100%		9,281	395,599	23
San Francisco	100%		—	95,620	—
San Diego	100%		24,862	193,895	128
Maryland	100%		21,482	763,721	28
Research Triangle Park	100%		4,149	76,262	54
Non-cluster Markets	100%		12,548	622,285	20

Future value-creation projects			$221,867	5,606,435	$42

(1)
The per square foot amounts represent our investment in our real estate, including our partners’ share of consolidated real estate joint ventures, divided by 100% of developable square feet of the respective properties.

(2)
In March 2016, Verily, Alphabet Inc.’s life science subsidiary, entered into a sublease with Amgen Inc. for 407,369 RSF at 249/259/269 East Grand Avenue, with potential expansion space on the two additional land parcels located adjacent to/surrounding the recently developed campus in South San Francisco.

(3)	Includes a redeemable noncontrolling interest, aggregating 37% ownership in one of our consolidated real estate joint ventures, at our 213 East Grand Avenue property aggregating 275,500 RSF.
(4)Represents an additional parcel located near our 341/343 Oyster Point Boulevard properties and within walking distance of Roche’s campus in South San Francisco.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	41

Key Future Projects (continued)
March 31, 2016

MISSION BAY/SOMA — SAN FRANCISCO

505 BRANNAN STREET

MANHATTAN — NEW YORK CITY

EAST 29TH STREET

SOUTH SAN FRANCISCO — SAN FRANCISCO

560 ECCLES AVENUE
GRAND AVENUE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	42

Key Future Projects (continued)
March 31, 2016

UNIVERSITY TOWN CENTER — SAN DIEGO

10300 CAMPUS POINT DRIVE

LAKE UNION — SEATTLE

1150/1165/1166 EASTLAKE AVENUE
1818 FAIRVIEW AVENUE

UNIVERSITY TOWN CENTER — SAN DIEGO

5200 ILLUMINA WAY

RESEARCH TRIANGLE PARK — RTP

6 DAVIS DRIVE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	43

Projected and Historical Construction Spending
March 31, 2016
(Dollars in thousands)

Projected Construction Spending	Year Ending December 31, 2016
Development and redevelopment projects	$589,000
Generic laboratory infrastructure/building improvement projects	61,000
Non-revenue-enhancing capital expenditures and tenant improvements	10,000
Total construction spending for the nine months ending December 31, 2016	$660,000
Actual construction spending for the three months ended March 31, 2016	189,147
Guidance range for the year ending December 31, 2016	$800,000	–	900,000

Historical Construction Spending	Three Months Ended March 31, 2016
Total construction costs (1)	$189,147
Increase in accrued construction	(29,197)
Total construction spending (cash basis)	$159,950

Additions to real estate	$159,501
Investments in unconsolidated real estate joint ventures	449
Total construction spending (cash basis)	$159,950

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures shown in the table below.

Non-Revenue-Enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (1)	Three Months Ended March 31, 2016			Recent Average Per RSF (2)
	Amount	RSF	Per RSF
Non-revenue-enhancing capital expenditures	$2,318	16,845,444	$0.14	$0.41

Tenant improvements and leasing costs:
Re-tenanted space	$2,093	108,989	$19.20	$15.54
Renewal space	382	109,353	3.49	6.82
Total tenant improvements and leasing costs/weighted average	$2,475	218,342	$11.34	$9.22

(1)	Excludes amounts that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment.

(2)	Represents the average of 2012 through 2015 and three months ended March 31, 2016, annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	44

Pro Rata – Operating Information
March 31, 2016
(Dollars in thousands)

	Three Months Ended March 31, 2016
	Consolidated	Noncontrolling Share of Consolidated JVs	Our Share of Unconsolidated JVs	Our Total Share
Total revenues	$216,089	$(8,190)	$1,855	$209,754
Rental operations	65,837	(2,135)	787	64,489
	150,252	(6,055)	1,068	145,265
Expenses:
General and administrative	15,188	(22)	36	15,202
Interest	24,855	—	686	25,541
Depreciation and amortization	70,866	(2,301)	743	69,308
Impairment of real estate	28,980	—	—	28,980
	139,889	(2,323)	1,465	139,031

Equity in loss from unconsolidated real estate joint ventures	(397)	—	397	—
Net income	9,966	(3,732)	—	6,234
Net income attributable to noncontrolling interests	(4,030)	3,732	—	(298)	(1)
Net income attributable to Alexandria Real Estate Equities, Inc.	5,936	—	—	5,936
Dividends on preferred stock	(5,907)	—	—	(5,907)
Preferred stock redemption charge	(3,046)	—	—	(3,046)
Net income attributable to unvested restricted stock awards	(801)	—	—	(801)
Net loss attributable to Alexandria's common stockholders	$(3,818)	$—	$—	$(3,818)

(1)
Represents net income attributable to redeemable noncontrolling interests. These redeemable interests earn a fixed preferred return of 8.4% rather than a variable return based upon their ownership percentage of the joint venture. Consequently, these interests are excluded from our pro rata calculation.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	45

Pro Rata – Balance Sheet Information
March 31, 2016
(Dollars in thousands)

	March 31, 2016
	Consolidated	Noncontrolling Share of Consolidated JVs	Our Share of Unconsolidated JVs	Our Total Share
Investments in real estate	$7,741,466	$(313,176)	$171,571	$7,599,861
Investments in unconsolidated real estate joint ventures	127,165	—	(127,165)	—
Cash and cash equivalents	146,197	(8,888)	3,318	140,627
Other assets	956,704	(19,778)	8,218	945,144
Total assets	$8,971,532	$(341,842)	$55,942	$8,685,632

Secured notes payable (1)	$816,578	$—	$49,485	$866,063
Unsecured debt (1)	3,274,921	—	—	3,274,921
Other liabilities	692,742	(20,271)	6,457	678,928
Total liabilities	4,784,241	(20,271)	55,942	4,819,912

Redeemable noncontrolling interests	14,218	(14,218)	—	—

Alexandria’s stockholders’ equity	3,865,720	—	—	3,865,720
Noncontrolling interests	307,353	(307,353)	—	—
Total equity	4,173,073	(307,353)	—	3,865,720
Total liabilities and equity	$8,971,532	$(341,842)	$55,942	$8,685,632

(1)	Includes unamortized deferred financing costs.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	46

Consolidated Joint Ventures – Pro Rata Operating Information
March 31, 2016
(Dollars in thousands)

	Three Months Ended March 31, 2016
	Consolidated Real Estate Joint Ventures at 100%
	225 Binney Street	1500 Owens Street	409/499 Illinois Street	Various	Total
Total revenues	$3,937	$3,047	$9,670	$730	$17,384
Rental operations	615	985	2,920	580	5,100
	3,322	2,062	6,750	150	12,284
Expenses:
General and administrative	—	1	7	215	223
Interest	—	—	—	—	—
Depreciation and amortization	976	729	3,054	362	5,121
Net income (loss)	$2,346	$1,332	$3,689	$(427)	$6,940

	NCI Share of Amounts Above (1)
	225 Binney Street	1500 Owens Street	409/499 Illinois Street		Total
	70%	49.9%	40%	Various (2)
Total revenues	$2,756	$1,521	$3,868	$45	$8,190
Rental operations	430	492	1,168	45	2,135
	2,326	1,029	2,700	—	6,055
Expenses:
General and administrative	—	—	2	20	22
Interest	—	—	—	—	—
Depreciation and amortization	684	364	1,222	31	2,301
Net income (loss)	$1,642	$665	$1,476	$(51)	$3,732

(1)	Represents our partners’ share of operating results from consolidated real estate joint ventures.

(2)
Excludes net income attributable to redeemable noncontrolling interests, aggregating $298 thousand. These redeemable interests earn a fixed preferred return of 8.4% rather than a variable return based upon their ownership percentage of the joint venture. Consequently, these interests are excluded from our pro rata calculation.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	47

Consolidated Joint Ventures – Pro Rata Balance Sheet Information
March 31, 2016
(Dollars in thousands)

	March 31, 2016
	Consolidated Real Estate Joint Ventures at 100%
	225 Binney Street	1500 Owens Street	409/499 Illinois Street	Various		Total
Investments in real estate	$162,484	$82,121	$360,224	$120,742		$725,571
Cash and cash equivalents	4,956	3,077	9,234	4,286		21,553
Other assets	6,968	6,376	23,820	10,153		47,317
Total assets	$174,408	$91,574	$393,278	$135,181		$794,441

Secured notes payable	$—	$—	$—	$—		$—
Other liabilities	3,872	11,288	29,311	10,395		54,866
Total liabilities	3,872	11,288	29,311	10,395		54,866

Redeemable noncontrolling interests	—	—	—	14,218	(1)	14,218

Total equity	170,536	80,286	363,967	110,568		725,357
Total liabilities and equity	$174,408	$91,574	$393,278	$135,181		$794,441

	NCI Share of Amounts Above (2)
	225 Binney Street	1500 Owens Street	409/499 Illinois Street			Total
	70%	49.9%	40%	Various
Investments in real estate	$113,739	$40,979	$144,089	$14,369		$313,176
Cash and cash equivalents	3,469	1,536	3,693	190		8,888
Other assets	4,878	3,180	9,529	2,191		19,778
Total assets	$122,086	$45,695	$157,311	$16,750		$341,842

Secured notes payable	$—	$—	$—	$—		$—
Other liabilities	2,711	5,632	11,724	204		20,271
Total liabilities	2,711	5,632	11,724	204		20,271

Redeemable noncontrolling interests	—	—	—	14,218	(1)	14,218

Total equity	119,375	40,063	145,587	2,328		307,353
Total liabilities and equity	$122,086	$45,695	$157,311	$16,750		$341,842

(1)
Represents redeemable noncontrolling interests aggregating approximately 37% ownership in one of our consolidated real estate joint ventures. Excluding this entity, the remaining real estate joint venture partners have approximately 3% ownership in the various consolidated real estate joint ventures.

(2)	Represents our partners’ share of balance sheet amounts from consolidated real estate joint ventures.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	48

Unconsolidated Joint Ventures – Pro Rata Operating Information
March 31, 2016
(Dollars in thousands)

	Three Months Ended March 31, 2016
	Unconsolidated Real Estate JVs at 100%
	360 Longwood Avenue		1455/1515 Third Street	Total
Total revenue	$6,253		$111	$6,364
Rental operations	2,483		204	2,687
	3,770		(93)	3,677
Expenses:
General and administrative	127		—	127
Interest	2,495		—	2,495
Depreciation and amortization	1,668		132	1,800
Net loss	$(520)		$(225)	$(745)

	Our Share of Amounts Above
	360 Longwood Avenue		1455/1515 Third Street
	27.5%		51%	Total

Total revenue	$1,799	(1)	$56	$1,855
Rental operations	683		104	787
	1,116		(48)	1,068
Expenses:
General and administrative	36		—	36
Interest	686		—	686
Depreciation and amortization	676		67	743
Net loss	$(282)		$(115)	$(397)

(1)    Includes property management fees earned by us.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	49

Unconsolidated Joint Ventures – Pro Rata Balance Sheet Information
March 31, 2016
(Dollars in thousands)

	March 31, 2016
	Unconsolidated Real Estate Joint Ventures at 100%
	360 Longwood Avenue		1455/1515 Third Street	Total
Investments in real estate	$310,679		$142,994	$453,673
Cash and cash equivalents	7,606		2,402	10,008
Other assets	20,008		2,506	22,514
Total assets	$338,293		$147,902	$486,195

Secured notes payable (1)	$179,954	(2)	$—	$179,954
Other liabilities	10,039		6,159	16,198
Total liabilities	189,993		6,159	196,152

Total equity	148,300		141,743	290,043
Total liabilities and equity	$338,293		$147,902	$486,195

	Our Share of Amounts Above (3)
	360 Longwood Avenue		1455/1515 Third Street
	27.5%		51%	Total
Investments in real estate	$94,049		$77,522	$171,571
Cash and cash equivalents	2,093		1,225	3,318
Other assets	6,701		1,517	8,218
Total assets	$102,843		$80,264	$183,107

Secured notes payable (1)	$49,485	(2)	$—	$49,485
Other liabilities	3,241		3,216	6,457
Total liabilities	52,726		3,216	55,942

Total equity	50,117		77,048	127,165
Total liabilities and equity	$102,843		$80,264	$183,107

(1)     Includes unamortized deferred financing costs.

(2)
Represents a non-recourse, secured construction loan with aggregate commitments of $213.2 million, of which $175.2 million bears interest at a fixed rate of 5.25% and $38.0 million bears interest at a floating rate of LIBOR+3.75%, with a floor of 5.25%. Borrowings under the floating rate tranche are subject to an interest rate cap on LIBOR of 3.50%. The maturity date of the loan is April 1, 2017, with two, one-year options to extend the stated maturity date to April 1, 2019, subject to certain conditions. The amount of $180.0 million classified as secured note payable as of March 31, 2016, consists of $180.4 million of face value of the secured note payable net of $470 thousand of unamortized deferred financing costs.

(3)	Amounts include costs incurred directly by us outside of the real estate joint ventures.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	50

Real Estate Investments in Asia
March 31, 2016
(Dollars in thousands)

In March 2016, we recognized an impairment charge of $29.0 million for two land parcels in India that met the criteria for classification as held for sale. As of March 31, 2016, we only had one binding sale agreement related to one land parcel. This land parcel was sold on May 2, 2016, at a sales price of $7.5 million with no gain or loss. On April 22, 2016, our Board of Directors approved the monetization of our remaining real estate investments in Asia in order to invest capital into our highly leased value-creation pipeline. As a result of this decision, we recognized an aggregate impairment charge of $153.0 million to reduce our net book value to fair value less cost to sell for all of our remaining investments in Asia. We believe our real estate investments in Asia will be monetized in several separate transactions over the next 12 months.

The following is a summary of net assets and operating information of our real estate investments in Asia, including: (i) two land parcels aggregating 28 acres that were classified as held for sale as of March 31, 2016, and (ii) eight operating properties aggregating 1.2 million RSF and land parcels aggregating 168 acres that met the criteria for classification as held for sale in late April 2016 (in thousands):

Balance Sheet Information	March 31, 2016
Total assets	$220,424
Total liabilities	(12,866)
Total accumulated other comprehensive loss (1)	49,787
Net assets as of March 31, 2016 (2)	257,345
Impairment recognized in April 2016	(152,968)
Net assets after impairment recognized in April 2016 (3)	$104,377

Operating Information	Three Months Ended March 31, 2016
Total revenues	$3,219
Operating expenses	(2,588)
631
General and administrative expense	(684)
(53)
Depreciation expense	(2,248)
Impairment of real estate (2)	(28,980)
Net loss	$(31,281)

(1)
Represents the cumulative foreign currency translation losses of $52.6 million and gains of $1.8 million related to our investments located in our India and China submarkets, respectively, that will be reclassified to net income only when realized upon sale or disposition.

(2)
This amount includes a $29.0 million impairment charge we recognized in March 2016 for two land parcels that met the criteria for classification as held for sale. The estimated sales price of these two land parcels is approximately $11.9 million.

(3)	Represents estimated sales price of $113.0 million less costs to sell.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	51

Non-Real Estate Investments
March 31, 2016
(Dollars in thousands)

Public/Private Investment Mix (Cost)				Tenant/Non-Tenant Mix (Cost)

Investment Type	Cost	Net Unrealized Gains	Total	Number of Investments 190 Average Size of Investment $1.3M
Public	$22,237	$63,150	$85,387
Private	230,776	N/A	230,776
Total	$253,013	$63,150	$316,163

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	52

Key Credit Metrics
March 31, 2016

Net Debt to Adjusted EBITDA (1)	Liquidity

	$2B

		(in millions)
	Availability under our $1.5 billion unsecured senior line of credit	$1,201
	Remaining construction loan commitments (2)	566
	Available-for-sale equity securities, at fair value	85
	Cash and cash equivalents	146
		$1,998

Fixed Charge Coverage Ratio (1)	Unencumbered NOI (3)

	81%

(1)	Quarter annualized.

(2)
This amount includes remaining commitments available for borrowing aggregating $269.3 million related to existing construction loans as of March 31, 2016, and additional available construction loan commitments of $304.3 million on a secured construction loan that we closed in April 2016. This excludes $7.2 million of remaining commitments that were extinguished upon the repayment in April 2016 of the outstanding $47.8 million balance of one construction loan.

(3)	For the three months ended March 31, 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	53

Summary of Debt
March 31, 2016

Debt maturities chart
(Dollars in millions)

(1)	We have a one-year option to extend the stated maturity date of one secured note payable, aggregating $188.1 million, to August 23, 2018, subject to certain conditions.

Fixed-rate/hedged and unhedged variable-rate debt

	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt	Total		Weighted-Average
						Remaining Term (in years)
(Dollars in thousands)			Consolidated (1)	Percentage	Interest Rate (2)
Secured notes payable	$359,935	$456,643	$816,578	20.0%	3.90%	2.6
Unsecured senior notes payable	2,031,284	—	2,031,284	49.6	4.14	7.5
$1.5 billion unsecured senior line of credit	150,000	149,000	299,000	7.3	1.77	2.8
2019 Unsecured Senior Bank Term Loan	597,035	—	597,035	14.6	1.88	2.8
2021 Unsecured Senior Bank Term Loan	347,602	—	347,602	8.5	1.74	4.8
Total/weighted average	$3,485,856	$605,643	$4,091,499	100.0%	3.39%	5.2
Percentage of total debt	85%	15%	100%

(1)	See footnote 1 on page 9.

(2)	Represents the weighted-average interest rate as of the end of the period plus the impact of debt premiums/discounts, interest rate swap agreements, and deferred financing costs.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	54

Summary of Debt (continued)
March 31, 2016
(Dollars in thousands)

	Stated Rate		Weighted Average Interest Rate (1)	Maturity Date (2)		Principal Payments Remaining for the Periods Ending December 31,							Unamortized Premium/(Discount), (Deferred Financing Costs)
Debt						2016	2017	2018	2019	2020	Thereafter	Principal		Total
Secured notes payable
San Francisco	6.35%		6.64%	(3)		$126,020	$—	$—	$—	$—	$—	$126,020	$(34)	$125,986
San Francisco	L+1.50		2.83	(3)		47,821	—	—	—	—	—	47,821	(104)	47,717
Maryland	2.44		2.91	1/20/17		—	76,000	—	—	—	—	76,000	(208)	75,792
Greater Boston	L+1.35		2.00	8/23/17	(4)	—	188,120	—	—	—	—	188,120	(1,857)	186,263
Greater Boston	L+1.50		1.85	1/28/19	(5)	—	—	—	150,162	—	—	150,162	(3,291)	146,871
San Diego, Seattle, and Maryland	7.75		8.07	4/1/20		1,285	1,832	1,979	2,138	104,352	—	111,586	(1,336)	110,250
San Diego	4.66		4.92	1/1/23		1,103	1,540	1,614	1,692	1,770	29,904	37,623	(444)	37,179
Greater Boston	3.93		3.18	3/10/23		—	—	1,091	1,505	1,566	77,838	82,000	3,708	85,708
San Francisco	6.50		6.64	7/1/36		19	20	22	23	25	703	812	—	812
Weighted average interest rate/subtotal	3.83%		3.90			176,248	267,512	4,706	155,520	107,713	108,445	820,144	(3,566)	816,578

$1.5 billion unsecured senior line of credit	L+1.10%	(6)	1.77	1/3/19		—	—	—	299,000	—	—	299,000	—	299,000
2019 Unsecured Senior Bank Term Loan	L+1.20%		1.88	1/3/19		—	—	—	600,000	—	—	600,000	(2,965)	597,035
2021 Unsecured Senior Bank Term Loan	L+1.10%		1.74	1/15/21		—	—	—	—	—	350,000	350,000	(2,398)	347,602
Unsecured senior notes payable	2.75%		2.95	1/15/20		—	—	—	—	400,000	—	400,000	(2,986)	397,014
Unsecured senior notes payable	4.60%		4.72	4/1/22		—	—	—	—	—	550,000	550,000	(3,886)	546,114
Unsecured senior notes payable	3.90%		4.02	6/15/23		—	—	—	—	—	500,000	500,000	(4,236)	495,764
Unsecured senior notes payable	4.30%		4.46	1/15/26		—	—	—	—	—	300,000	300,000	(4,669)	295,331
Unsecured senior notes payable	4.50%		4.58	7/30/29		—	—	—	—	—	300,000	300,000	(2,939)	297,061
Unsecured debt weighted average/subtotal			3.26			—	—	—	899,000	400,000	2,000,000	3,299,000	(24,079)	3,274,921
Weighted average interest rate/total			3.39%			$176,248	$267,512	$4,706	$1,054,520	$507,713	$2,108,445	$4,119,144	$(27,645)	$4,091,499

Balloon payments						$173,135	$264,120	$—	$1,049,162	$503,979	$2,100,487	$4,090,883	$—	$4,090,883
Principal amortization						3,113	3,392	4,706	5,358	3,734	7,958	28,261	(27,645)	616
Total debt						$176,248	$267,512	$4,706	$1,054,520	$507,713	$2,108,445	$4,119,144	$(27,645)	$4,091,499

Fixed-rate/hedged variable-rate debt						$128,427	$3,392	$4,706	$755,358	$507,713	$2,108,445	$3,508,041	$(22,185)	$3,485,856
Unhedged variable-rate debt						47,821	264,120	—	299,162	—	—	611,103	(5,460)	605,643
Total debt						$176,248	$267,512	$4,706	$1,054,520	$507,713	$2,108,445	$4,119,144	$(27,645)	$4,091,499

(1)	Represents the weighted average interest rate as of the end of the period plus the impact of debt premiums/discounts, interest rate swap agreements, and deferred financing costs.

(2)	Reflects any extension options that we control.

(3)
In April 2016, we repaid the $47.8 million secured note payable with an effective interest rate of 2.83%. On May 2, 2016, we repaid the $126.0 million secured note payable with an effective interest rate of 6.64%.

(4)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

(5)	We have two, one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions.

(6)
Our unsecured senior line of credit contains a feature that allows lenders to competitively bid on the interest rate for borrowings under the facility. This may result in an interest rate that is below the applicable margin of LIBOR+1.10%. In addition to the cost of borrowing, the facility is subject to an annual facility fee of 0.20%, based on the aggregate commitments. Unamortized deferred financing costs related to our unsecured senior line of credit are classified in other assets. Refer to the ASU adopted in January 2016 as described in footnote 1 on page 9 for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	55

Summary of Debt (continued)
March 31, 2016
(Dollars in thousands)

Secured construction loans
Property/Market/Submarket	Stated Rate	Maturity Date		Outstanding Balance	Remaining Commitments	Total Commitments
259 East Grand Avenue/San Francisco/South San Francisco	L+1.50%	(1)		$47,821	$7,179	$55,000
75/125 Binney Street/Greater Boston/Cambridge	L+1.35%	8/23/17	(2)	188,120	62,280	250,400
50/60 Binney Street/Greater Boston/Cambridge	L+1.50%	1/28/19	(3)	150,162	199,838	350,000
				$386,103	$269,297	$655,400
Loan closed in April
100 Binney Street/Greater Boston/Cambridge	L+2.00%	4/20/19	(4)	$—	$304,281	$304,281

(1)	In April 2016, we repaid this secured note payable with an effective interest rate of 2.83%.

(2)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

(3)	We have two, one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions.

(4)	We have two, one-year options to extend the stated maturity date to April 20, 2021, subject to certain conditions.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	41%	≤ 60.0%	37.3%
Secured Debt to Total Assets	≤ 40%	8%	≤ 45.0%	7.5%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.2x	≥ 1.50x	3.23x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	243%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	41.7%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	5.91x

Interest rate swap agreements		Number of Contracts	Weighted-Average Interest Pay Rate (1)	Fair Value as of 3/31/16	Notional Amount in Effect as of
Effective Date	Maturity Date				3/31/16	12/31/16	12/31/17	12/31/18
September 1, 2015	March 31, 2017	2	0.57%	$(5)	$100,000	$100,000	$—	$—
March 31, 2016	March 31, 2017	11	1.15%	(5,830)	1,000,000	1,000,000	—	—
March 31, 2017	March 31, 2018	15	1.31%	(4,636)	—	—	900,000	—
March 29, 2018	March 31, 2019	4	1.06%	(50)	—	—	—	250,000
				$(10,521)	$1,100,000	$1,100,000	$900,000	$250,000

(1)
In addition to the interest pay rate for each swap agreement, interest is also payable at an applicable margin for borrowings outstanding as of March 31, 2016. Borrowings under our 2019 Unsecured Senior Bank Term Loan include an applicable margin of 1.20%, and borrowings outstanding under our 2021 Unsecured Senior Bank Term Loan and our unsecured senior line of credit include an applicable margin of 1.10%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	56

Definitions and Reconciliations
March 31, 2016

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance. Our computation of non-GAAP measures may not be comparable to similar measures reported by other companies. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended
(In thousands)	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Net income	$9,966	$42,977	$39,699	$38,430	$25,008
Net income attributable to noncontrolling interests	(4,030)	(972)	—	—	—
Interest (1)	25,541	28,933	27,921	26,706	23,240
Income taxes	1,095	2,160	1,392	1,324	1,122
Depreciation and amortization:
Consolidated	70,866	72,245	67,953	62,171	58,920
NCI share of consolidated JVs	(2,301)	(372)	—	—	—
Our share of unconsolidated JVs	743	655	445	352	282
Depreciation and amortization	69,308	72,528	68,398	62,523	59,202
EBITDA	101,880	145,626	137,410	128,983	108,572
Stock compensation expense	5,439	4,590	5,178	4,054	3,690
Loss on early extinguishment of debt	—	—	—	189	—
Gain on sales of real estate – rental properties	—	(12,426)	—	—	—
Impairment of real estate	28,980	8,740	—	—	14,510
Adjusted EBITDA	$136,299	$146,530	$142,588	$133,226	$126,772

(1)	See calculation on page 58.

EBITDA represents earnings before interest, taxes, depreciation, and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our operations, including our pro rata share of amounts from consolidated and unconsolidated real estate joint ventures, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as EBITDA, excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments.

Adjusted EBITDA margins

Our total revenues exclude revenues from discontinued operations, and for the purposes of calculating the Adjusted EBITDA margin ratio, we exclude Adjusted EBITDA from our discontinued operations to improve the consistency and comparability from period to period. Likewise, our Adjusted EBITDA is presented on a pro rata basis, including our share of Adjusted EBITDA from consolidated and unconsolidated real estate joint ventures. Therefore, revenues are presented with only our pro rata share of revenues from consolidated and unconsolidated real estate joint ventures to improve the consistency and comparability from period to period.

The following table reconciles Adjusted EBITDA to Adjusted EBITDA – excluding discontinued operations:

	Three Months Ended
(Dollars in thousands)	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Adjusted EBITDA	$136,299	$146,530	$142,588	$133,226	$126,772
Add back: operating loss from discontinued operations	—	—	—	—	43
Adjusted EBITDA – excluding discontinued operations	$136,299	$146,530	$142,588	$133,226	$126,815

Revenues:
Consolidated	$216,089	$223,955	$218,610	$204,156	$196,753
NCI share of consolidated JVs	(8,190)	(1,403)	—	—	—
Our share of unconsolidated JVs	1,855	2,012	1,875	1,324	—
Revenues	$209,754	$224,564	$220,485	$205,480	$196,753

Adjusted EBITDA margins	65%	65%	65%	65%	64%

Adjusted funds from operations attributable to Alexandria’s common stockholders

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute AFFO to include only our share of amounts from consolidated and unconsolidated real estate joint ventures. AFFO excludes certain items that are not representative of our operating results because such items are dependent upon historical costs or are subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance. We believe that net income attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO. We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs. However, other equity REITs may use different methodologies for calculating AFFO, and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

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Definitions and Reconciliations (continued)
March 31, 2016

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP). Annualized base rent and measures computed using annualized base rent are presented at 100% for all properties under our management, including properties held by our consolidated and unconsolidated real estate joint ventures.

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable GAAP financial measure, to cash interest.

Construction in progress

A key component of our business model is our development and redevelopment projects under construction. These projects are focused on providing high-quality, generic, and reusable space to meet the real estate requirements of and are reusable by a wide range of tenants. We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use. These critical activities add significant value and are required for the construction of buildings. Upon completion, each value-creation project is expected to generate significant revenues and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe result in higher occupancy levels, longer lease terms, and higher rental income and returns. Development projects generally consist of the ground-up development of generic and reusable facilities. We generally will not commence new development projects for aboveground construction of Class A space without first securing pre-leasing for such space except when there is significant market demand for high-quality Class A facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory or tech office space.

Class A assets and AAA locations

Class A assets are properties clustered in AAA locations that provide innovative tenants with high- quality, dynamic, and collaborative ecosystems that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A assets generally command higher ABR than other classes of properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. We compute the fixed charge coverage ratio, on a pro rata basis to include only our share of amounts from consolidated and unconsolidated real estate joint ventures. The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Adjusted EBITDA	$136,299	$146,530	$142,588	$133,226	$126,772

Interest:
Consolidated	$24,855	$28,230	$27,679	$26,668	$23,236
NCI share of consolidated JVs	—	—	—	—	—
Our share of unconsolidated JVs	686	703	242	38	4
Interest	25,541	28,933	27,921	26,706	23,240
Capitalized interest:
Consolidated	12,099	8,696	8,436	8,437	10,971
NCI share of consolidated JVs	—	—	—	—	—
Our share of unconsolidated JVs	—	—	641	617	588
Capitalized interest	12,099	8,696	9,077	9,054	11,559
Amortization of loan fees:
Consolidated	(2,759)	(2,654)	(2,625)	(2,889)	(2,834)
NCI share of consolidated JVs	—	—	—	—	—
Our share of unconsolidated JVs	(33)	(35)	(32)	(32)	(1)
Amortization of loan fees	(2,792)	(2,689)	(2,657)	(2,921)	(2,835)
Amortization of debt premiums	86	90	100	100	82
Cash interest	34,934	35,030	34,441	32,939	32,046
Dividends on preferred stock	5,907	6,246	6,247	6,246	6,247
Fixed charges	$40,841	$41,276	$40,688	$39,185	$38,293

Fixed-charge coverage ratio:
– quarter annualized	3.3x	3.6x	3.5x	3.4x	3.3x
– trailing 12 months	3.4x	3.4x	3.4x	3.3x	3.3x

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Definitions and Reconciliations (continued)
March 31, 2016

Funds from operations and funds from operations, as adjusted (attributable to Alexandria’s common stockholders)

FFO is a widely used non-GAAP financial measure among equity REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that FFO, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions. We compute FFO in accordance with standards established by the NAREIT Board of Governors in its April 2002 White Paper and related implementation guidance. Impairment write-downs of depreciable real estate are added back to net income for our computation of FFO, in accordance with NAREIT guidance. We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper less/plus significant gains/losses on the sale of investments, plus losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate and land parcels, impairments of investments, and the amount of such items that is allocable to our unvested restricted stock awards. Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property. Our initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time, and our average cash yields are expected, in general, to be greater than our initial stabilized yields on a cash basis. Our estimates for initial yields, initial yields on a cash basis, and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner, if there are significant changes to the expected project yields or costs.

•
Initial stabilized yield reflects rental income less straight-line rent, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis.

Net debt to Adjusted EBITDA

Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. We compute the net debt to adjusted EBITDA ratio, on a pro rata basis, to include only our share of amounts from consolidated and unconsolidated real estate joint ventures. The following table reconciles net debt to Adjusted EBITDA:

(Dollars in thousands)	3/31/16		12/31/15		9/30/15		6/30/15		3/31/15
Secured notes payable: (1)
Consolidated	$816,578		$809,818		$767,874		$763,844		$753,483
NCI share of consolidated JVs	—		—		—		—		—
Our share of unconsolidated JVs	49,485		48,561		48,017		46,665		45,515
Secured notes payable	866,063		858,379		815,891		810,509		798,998
Unsecured senior notes payable (1)	2,031,284		2,030,631		1,734,857		1,734,310		1,733,765
Unsecured senior line of credit	299,000		151,000		843,000		624,000		421,000
Unsecured senior bank term loans (1)	944,637		944,243		943,857		943,463		969,995
Unamortized deferred financing costs:
Consolidated	28,474		30,103		24,644		27,349		25,683
NCI share of consolidated JVs	—		—		—		—		—
Our share of unconsolidated JVs	131		165		198		231		263
Unamortized deferred financing costs	28,605		30,268		24,842		27,580		25,946
Cash and cash equivalents:
Consolidated	(146,197)		(125,098)		(76,383)		(68,617)		(90,641)
NCI share of consolidated JVs	8,888		1,385		—		—		—
Our share of unconsolidated JVs	(3,318)		(4,209)		(7,231)		(4,006)		(5,186)
Cash and cash equivalents	(140,627)		(127,922)		(83,614)		(72,623)		(95,827)
Less: restricted cash	(14,885)		(28,872)		(36,993)		(44,191)		(56,704)
Net debt	$4,014,077		$3,857,727		$4,241,840		$4,023,048		$3,797,173
Adjusted EBITDA:
– quarter annualized	$545,196		$586,120		$570,352		$532,904		$507,088
– trailing 12 months	$558,643		$549,116		$525,944		$501,827		$481,743
Net debt to Adjusted EBITDA:
– quarter annualized	7.4	x	6.6	x	7.4	x	7.5	x	7.5	x
– trailing 12 months	7.2	x	7.0	x	8.1	x	8.0	x	7.9	x

(1)	See footnote 1 on page 9.

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Definitions and Reconciliations (continued)
March 31, 2016

NOI

The following table reconciles income from continuing operations to total net operating income:

	Three Months Ended
(In thousands)	3/31/16	3/31/15
Income from continuing operations	$9,966	$25,051

General and administrative:
Consolidated	15,188	14,387
NCI share of consolidated JVs	(22)	—
Our share of unconsolidated JVs	36	—
General and administrative	15,202	14,387
Interest (1)	25,541	23,240
Depreciation and amortization (1)	69,308	59,202
Impairment of real estate	28,980	14,510
Net income attributable to nonredeemable noncontrolling interests	(3,732)	—
Total net operating income	$145,265	$136,390

(1)	See calculations on pages 57 and 58.

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, excluding loss on early extinguishment of debt, impairment of real estate, depreciation and amortization, interest, general and administrative expense, and net income attributable to nonredeemable noncontrolling interests. These amounts are presented to include our pro rata share of amounts from consolidated and unconsolidated real estate joint ventures. We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets, including only our pro rata share of amounts from consolidated and unconsolidated real estate joint ventures. NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and amortization of below-market lease revenue adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and amortization of below-market lease revenue adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates rental rates, and operating costs, and provides perspective not immediately apparent from income from continuing operations. NOI presented by us may not be comparable to NOI reported by other equity REITs, which may define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our consolidated statements of income. NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, nor as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, ABR, ABR per occupied RSF, occupancy, RSF, leasing activity, rental rates, and contractual lease expirations. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute operating statistics at 100% of properties managed by us, including properties owned by our consolidated and unconsolidated real estate joint ventures.

Pro rata operating and balance sheet information

We present operating and balance sheet information on a pro rata basis which is not in accordance with or intended to be a presentation in accordance with GAAP. The pro rata operating and balance sheet information present our proportionate economic ownership of all entities that we do not wholly own. We calculate our proportionate share of each financial statement line as follows: (i) for each real estate joint venture that we consolidate in our financial statements but own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial statement line item to arrive at the amount of such noncontrolling interest share of the operating and balance sheet information for each joint venture; (ii) similarly, we have joint ventures that we do not control, and do not consolidate. We apply our economic ownership percentage to these unconsolidated joint ventures to arrive at our proportionate share of the operating and balance sheet information.

Our pro rata share of assets and liabilities, or the revenues and expenses, do not represent our legal claim to those items. The joint venture agreement, for each entity that we do not wholly own, generally determines what equity holders can receive upon capital events such as sales or refinancing or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions and claims have been repaid or satisfied.

We believe pro rata financial information can help investors estimate our economic interest and the impact of partially owned entities. Presenting pro rata financial information, provides a perspective not immediately available from consolidated results and one that can supplement consolidated financial statements for the potential impact of  joint ventures on assets and liabilities, or revenues and expenses and other metrics presented including NOI, same property comparisons and credit metrics.

Pro rata information is limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities or results of operations. In addition, pro rata financial information may include financial information related to unconsolidated joint ventures that we do not control. Other peers that disclose pro rata financial information may present or compute the information differently, limiting comparative usefulness of the information. We believe that in order to facilitate a clear understanding of our operating results and our total assets and liabilities, pro rata financial information should be examined in conjunction with our consolidated statements of income and balance sheets. Pro rata financial information should not be considered an alternative to our consolidated financial statements which are prepared in accordance with GAAP.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development and/or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties, including only our pro rata share of amounts from consolidated and unconsolidated real estate joint ventures, for comparable properties, referred to as same properties, that were fully operating for the entirety of the comparative periods presented. These properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the same properties.

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Definitions and Reconciliations (continued)
March 31, 2016

The following table reconciles the number of same properties to total properties:

Development – under construction	Properties
50/60 Binney Street	2
100 Binney Street	1
510 Townsend Street	1
505 Brannan Street	1
ARE Spectrum	3
430 East 29th Street	1
5200 Illumina Way, Building 6	1
4796 Executive Drive	1
400 Dexter Avenue North	1
360 Longwood Avenue (unconsolidated joint venture)	1
1455/1515 Third Street (unconsolidated joint venture)	2
15
Development – placed into service after January 1, 2015	Properties
75/125 Binney Street	1
6040 George Watts Hill Drive	1
2
Redevelopment – under construction	Properties
11 Hurley Street	1
10290 Campus Point Drive	1
9625 Towne Centre Drive	1
10151 Barnes Canyon Road	1
4
Redevelopment – placed into service after January 1, 2015	Properties
225 Second Avenue	1
11055/11065/11075 Roselle Street	3
4

Summary	Properties
Properties under construction:
Development	15
Redevelopment	4
Projects placed into service after January 1, 2015:
Development	2
Redevelopment	4

Acquisitions after January 1, 2015:
640 Memorial Drive	1

Properties held for sale	3
Total properties excluded from same properties	29

Same properties	169

Total properties as of March 31, 2016	198

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of Series D cumulative convertible preferred stock, Series E cumulative convertible preferred stock, and common stock multiplied by the related closing price of each class at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt, as calculated in accordance with GAAP.

Unencumbered NOI as a percentage of total net operating income

Our share of unencumbered NOI as a percentage of our share of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level. We use our share of unencumbered NOI as a percentage of our share of total net operating income in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations. Our share of unencumbered NOI is derived from assets classified in continuing operations, including our pro rata share of amounts from consolidated and unconsolidated real estate joint ventures, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

	Three Months Ended
(Dollars in thousands)	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Our share of unencumbered NOI	$117,698	$124,982	$118,889	$110,820	$111,957
Our share of encumbered NOI	27,567	30,196	32,272	32,017	24,433
Our share of total NOI	$145,265	$155,178	$151,161	$142,837	$136,390
Unencumbered NOI as a percentage of total NOI	81%	81%	79%	78%	82%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate swap agreements, and the amount of loan fee amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Weighted-average interest rate for capitalization of interest	3.60%	3.37%	3.34%	3.45%	3.54%

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